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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Banknorth Group, Inc.
(Name of Registrant as Specified In Its Charter)
Banknorth Group, Inc.
(Name of Person(s) Filing Proxy Statement)

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        March 22, 2002

Fellow Banknorth Group Stockholders:

        On behalf of our board of directors, I cordially invite you to attend the annual meeting of stockholders of Banknorth Group, Inc., which will be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 23, 2002 at 10:30 a.m., Eastern Time. The matters to be considered by stockholders at the annual meeting are described in detail in the accompanying materials.

        It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

        Your continued support of and interest in Banknorth Group are sincerely appreciated.

Sincerely yours,

William J. Ryan
Chairman, President and Chief Executive Officer

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

BANKNORTH GROUP, INC.
P.O. Box 9540
Two Portland Square
Portland, Maine 04112-9540
(207)761-8500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 23, 2002

        Our annual meeting of stockholders will be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 23, 2002 at 10:30 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

          1.    To elect five directors for a three-year term, one director for a two-year term and one director for a one-year term and in each case until their successors are elected and qualified;

          2.    To approve our Executive Incentive Plan;

          3.    To approve an amended and restated Employee Stock Purchase Plan;

          4.    To ratify the appointment of KPMG LLP as our independent auditors for 2002; and

          5.    To transact such other business as may properly come before the meeting or any adjournment thereof. We are not aware of any other such business.

        You are entitled to notice of, and to vote at, the annual meeting or at any adjournment thereof only if you are a record holder of our common stock on March 11, 2002.

By Order of the Board of Directors

Carol L. Mitchell, Esq.
Executive Vice President, General Counsel, Secretary and Clerk

Portland, Maine
March 22, 2002

BANKNORTH GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

        The board of directors of Banknorth Group, Inc. is furnishing you this proxy statement to solicit proxies on its behalf to be voted at our annual meeting of stockholders, which is to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 23, 2002 at 10:30 a.m., Eastern Time, and at any adjournment thereof. The purposes of the annual meeting are set forth in the accompanying notice of annual meeting of stockholders.

        We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the annual meeting. We are first mailing this proxy statement to our stockholders on or about March 22, 2002.

        Your proxy, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted "FOR" the nominees for director described herein, "FOR" each of the other proposals described herein and, upon the transaction of such other business as may properly come before the annual meeting, in accordance with the judgment of the persons appointed as proxies. You have the power to revoke your proxy at any time before it is exercised by:

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  filing with the Clerk of Banknorth Group written notice (Carol L. Mitchell, Esq., Executive Vice President, General Counsel, Secretary and Clerk, Banknorth Group, Inc., P.O. Box 9540, Two Portland Square, Portland, Maine 04112-9540);

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  submitting a duly executed proxy bearing a later date; or

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  appearing at the annual meeting and giving the Clerk notice of your intention to vote in person.

        Proxies solicited may be voted only at the annual meeting and any adjournment of the annual meeting and will not be used for any other meeting.

VOTING

        You are entitled to notice of and to vote at the annual meeting only if you are a holder of record of common stock of Banknorth Group at the close of business on March 11, 2002. On that date, there were 147,368,998 shares of common stock issued and outstanding, and we had no other class of equity securities outstanding. Each share of common stock is entitled to one vote at the annual meeting on all matters properly presented.

        The persons receiving the greatest number of votes of the common stock in each class, up to the number of directors to be elected in such class, will be elected as directors of Banknorth Group. The affirmative vote of the holders of a majority of all outstanding shares of our common stock is required to approve the amended and restated Employee Stock Purchase Plan. The affirmative vote of a majority of the votes cast on the matter at the annual meeting is required to approve the Executive Incentive Plan, to ratify the appointment of KPMG LLP as Banknorth Group's independent auditors for 2002 and to approve any other matter properly submitted to stockholders for their consideration at the annual meeting.

        With regard to the election of directors, you may vote in favor of or withhold authority to vote for one or more nominees for director. Votes that are withheld in connection with the election of one or more nominees for director will not be counted as votes cast for such individuals and accordingly will have no effect. Abstentions may be specified on all other proposals. Because the proposal to approve the amended and restated Employee Stock Purchase Plan requires the approval of the holders of a majority of all outstanding shares of our common stock, an abstention on this proposal will have the same effect as a vote against this proposal. Abstentions will not be counted in determining the votes cast on the proposals to approve the Executive Incentive Plan and to ratify the appointment of Banknorth Group's auditors, and thus will have no effect on these proposals. All of the proposals of Banknorth Group described herein are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the annual meeting. Accordingly, no proposal will be subject to broker "non-votes."

ELECTION OF DIRECTORS
(Proposal One)

        Pursuant to our articles of incorporation, our board of directors is divided into three classes as nearly equal in number as possible and the members of each class are elected for a term of three years (or for a shorter period when necessary to ensure that the Board is divided into three equal classes) and until their successors are elected and qualified. One class of directors is elected annually. A resolution of the board of directors adopted pursuant to our articles of incorporation has established the number of directors at 15.

        Six of the seven directors up for election at the annual meeting currently is a director of Banknorth Group. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a director at the annual meeting, and no director is related to any other director or executive officer of Banknorth Group or of any of its subsidiaries by blood, marriage or adoption.

        We know of no reason why any of the nominees may not be able to serve as director if elected. If any person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, however, the proxies will nominate and vote for a replacement nominee or nominees recommended by the board of directors.

        The following table presents information concerning our nominees for director and the directors whose terms continue, including each such person's tenure as a director of Banknorth Group or its subsidiaries. Where applicable, service as a director includes service as a director of our banking subsidiaries and their respective predecessors.

Nominees for Director for a Three-Year Term Expiring in 2005

Name	Age	Position with Banknorth Group and Principal Occupation During the Past Five Years	Director Since
P. Kevin Condron	56	Director of Banknorth Group; Director of Banknorth, N.A.; former Chairman of Safety Fund National Bank and former Director of CFX Corporation until their acquisition by Banknorth Group in 1998; President and Chief Executive Officer of The Granite Group LLC from 1998 to present; President and Chief Executive Officer, Central Goulet Supply, from 1972 through 1997; Chairman of the Board, Worcester Business Development Corp.; Clerk, Greater Worcester Community Foundation; Trustee, Allmerica Investment Trust and Allmerica Securities Trust; Trustee, College of the Holy Cross; former Chairman, Worcester Redevelopment Authority; former Chairman, Worcester Area Chamber of Commerce; former Trustee, St. Vincent's Hospital; and former Chairman, The Diocese of Worcester Bishop's Fund.	1998
Colleen Khoury	58
		Dean, University of Maine School of Law from 1998 to present and faculty member since 1985; former general counsel of Ventrex Laboratories, Inc. and a former Partner in the law firm of Bell, Boyd & Lloyd of Chicago, Illinois. Ms. Khoury is admitted to the bar in the states of Maine and Illinois and in the U.S. District Court, Northern District of Illinois and in the U.S. Tax Court; member, American Law Institute; member, Justice Action Group; Director, Maine Bar Foundation; member, Business Law Section of the Maine Bar Association; Trustee and Vice Chair, Board of Colby College; member, Board of Trustees Portland Symphony Orchestra; and, Corporator, Boys & Girls Club of Greater Portland; recipient of the 2001 Maine Bar Association John Ballou Award for Distinguished Service.	N/A
Irving E. Rogers, III	40	Director of Banknorth Group; Director of Banknorth, N.A.; former Director of Andover Bancorp from 1996 until its merger into Banknorth Group in 2001; Publisher of the Eagle-Tribune, Andover Townsman, Haverhill Gazette and Derry New Hampshire News.	2001

William J. Ryan	58	Chairman, President and Chief Executive Officer of Banknorth Group and Banknorth, N.A.; Director, Maine Association of Community Banks; Director, Anthem; Director, Central Maine Power Company; member, Board of Trustees, New England Banking Institute; Director, Maine Chamber and Business Alliance; Trustee and past President, Pine Tree Council Boy Scouts of America; Trustee, Portland Museum of Art and Chair of its Investment Committee; member, University of Southern Maine Corporate Partners; member, Board of Advisors, University of New England; and Trustee, Colby College.	1989
Curtis M. Scribner	64	Director of Banknorth Group; Director of Banknorth, N.A.; Director of Banknorth Insurance Group, Inc., Banknorth Group's insurance brokerage subsidiary; Principal of C.M. Scribner & Co., a real estate holding company, since 1995; past Chairman and current Corporator of Hurricane Island Outward Bound; Trustee, Maine Life Care Retirement Community, Inc.; Director, Rufus Deering Co.; Member, Maine Committee of Newcomen Society; Corporator, Maine Medical Center; Director, Maine Community Foundation; and Honorary Trustee, North Yarmouth Academy.	1977

Nominee for Director for a Two-Year Term Expiring in 2004

Name	Age	Position with Banknorth Group and Principal Occupation During the Past Five Years	Director Since
Luther F. Hackett	68	Director of Banknorth Group; Director of Banknorth, N.A.; President and Chief Executive Officer, HVM Corp. and its subsidiary companies, Yankee Insurance, Hackett and Co., Yankee Captive Management, Hackett Realty Assoc. and Hackett, Valine & MacDonald, Inc.; Director, Central Vermont Public Service Corporation and its subsidiary, Catamount Energy Corp.; Chairman, Vermont Electric Power Company, Inc. and Vermont Electric Transmission Co.	2000

Nominees for Director for a One-Year Term Expiring in 2003

Name	Age	Position with Banknorth Group and Principal Occupation During the Past Five Years	Director Since
Allen M. Glick	60	Director of Banknorth Group; Director of Banknorth, N.A.; former Director and Vice Chairman of MetroWest Bank from 1973 until its acquisition by Banknorth Group in 2001; President and Treasurer of Glick Nissan automobile dealership since 1968; Trustee, A.M. Glick Realty Trust; Trustee and Member, Executive Committee, Clark University; and private investor.	2001

Our Board of Directors unanimously recommends that you
vote "FOR" approval of the nominees for director.

Members of the Board Continuing in Office

Directors With Terms Expiring in 2004

Name	Age	Position with Banknorth Group and Principal Occupation During the Past Five Years	Director Since
George W. Dougan	62	Director of Banknorth Group; Director of Banknorth, N.A.; former Chairman and Chief Executive Officer of Evergreen Bank; Director, Trans World Music; Director, Glens Falls Hospital; Director, Hyde Museum; Member, Warren County Economic Council.	2000
Dana S. Levenson	48
		Director of Banknorth Group; Director of Banknorth, N.A. or its predecessor since 1993; Director, Banknorth Investment Planning Group, Inc., a financial planning subsidiary of Banknorth Group; Principal, The Levenson Group from 1997 to present; President of Ann Ellen Enterprises, Inc., a 35-store specialty retail operation, from 1981 to 1996; President of Quatro Realty Corporation; member, Portsmouth Rotary Club; Treasurer, Dartmouth Club of the Seacoast; member, Portsmouth Children's Museum Advisory Board; member, Portsmouth Economic Development Commission; and Trustee, Portsmouth Public Library.	1995
John M. Naughton	65
		Director of Banknorth Group; Director of Banknorth, N.A.; former Chairman of the Board and Director of SIS Bancorp, Inc. from 1990 until its acquisition by Banknorth Group in 1999; retired Executive Vice President of Massachusetts Mutual Life Insurance Company; Trustee, University of Massachusetts; Trustee, American International College; Member, Finance Committee of Bay State Health Systems; former Vice Chairman of Bay State Medical Center; former Director of Oppenheimer Management Corp.; former Director of David L. Babson, Inc.; former Director of Automatic Business Centers; and former Chairman of U.S. Department of Labor ERISA Advisory Council.	1999
Angelo Pizzagalli	67	Director of Banknorth Group; Director of Banknorth, N.A.; Vice Chairman of the Board and Chairman of the Executive Committee; Co-Chairman, Pizzagalli Construction Company and Pizzagalli Properties, LLC; Director, Hill Associates; Past Chairman, Board of Trustees, University of Vermont.	2000

Directors with Terms Expiring in 2003

Name	Age	Position with Banknorth Group and Principal Occupation During the Past Five Years	Director Since
Gary G. Bahre	37	Director of Banknorth Group since 1999; Director of Banknorth, N.A.; President and Chief Executive Officer, New Hampshire International Speedway; owner of shopping center and apartment buildings; joint owner of several real estate development sites.	1999
Malcolm W. Philbrook, Jr.	68	Director of Banknorth Group; Director of Banknorth, N.A.; and Vice Chairman, attorney and President of the law firm of Crockett, Philbrook & Crouch, P.A., Auburn, Maine; Director of the Lewiston/Auburn YMCA; Director, Patrons Mutual Insurance Co.; President and Trustee, Winter Foundation.	1976
Paul R. Shea	69
		Director of Banknorth Group; Director of Banknorth, N.A.; Chief Executive Officer and President of Bank of New Hampshire from 1991 until its acquisition by Banknorth Group in 1996; Chairman, Manchester Intown Management, Inc.; Corporator, Optima Health; member, Governmental Relations Council of the American Bankers Association; member, Government Review Task Force; former Director, New Hampshire Bankers Association; former Director, Business and Industry Association of New Hampshire; former Director, New Hampshire Business Committee for the Arts; and former member, Governmental Relations Council of the American Bankers Association.	1996
Patrick E. Welch	55	Director of Banknorth Group; Director of Banknorth, N.A.; Chairman, President and Chief Executive Officer of National Life Insurance Company, Montpelier, Vermont, from 1997 to present; Chairman and Chief Executive Officer, GNA Financial Services, from 1993 through 1997; Chairman, Sentinal Mutual Fund; Director, American Council of Life Insurers; and Trustee; Champlain College.	2000

Stockholder Nominations

        Our bylaws govern nominations for election to our board of directors and require all nominations for election to the board of directors, other than those made by the board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Written notice of a stockholder nomination for election of a director at an annual meeting of stockholders must be given either by personal delivery or by United States mail, postage prepaid, to the Clerk of Banknorth Group not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of Banknorth Group entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of Banknorth Group if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. We did not receive any stockholder nominations for director in connection with the annual meeting.

Meetings of the Board of Directors and its Committees

        Regular meetings of our board of directors are held six times per year. The board of directors held a total of eight regular and special meetings during 2001. In addition, there were meetings during 2001 of the Executive and Nominating Committee, Human Resources Committee, Asset Review and Risk Management Committee, Strategic Planning Committee and Audit Committee of the board of directors. None of our current directors attended fewer than 82% of the aggregate total number of meetings of the board of directors held while he or she was a member of the board during 2001 and the total number of meetings held by all committees thereof during the period which he or she served on such committees during 2001.

        Our board of directors has established various committees, including Executive and Nominating, Audit, Human Resources and Strategic Planning committees. A brief description of the Human Resources, Executive and Nominating, Audit and Strategic Planning committees is set forth below.

        The Human Resources Committee handles certain of our employment, benefit and compensation matters. As of December 31, 2001, the members of this committee were directors Levenson (Chair), Condron, Dougan, Naughton and Plumb. The Human Resources Committee met five times in 2001.

        The Executive and Nominating Committee evaluates and makes recommendations to the board of directors for the election of directors and handles certain other matters in the interval between meetings of the board. As of December 31, 2001, the members of this committee were directors Pizzagalli (Chair), Condron, Levenson, Philbrook, Scribner and Veasey. The Executive and Nominating Committee met three times during 2001.

        The Audit Committee receives and reviews internal and independent auditors' reports and monitors our adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. As of December 31, 2001, the members of this committee were directors Bahre, Shea, Veasey (Chair) and Welch. Each of these persons is independent within the meaning of the listing standards of the National Association of Securities Dealers. The Audit Committee met five times in 2001.

        The Strategic Planning Committee reviews potential strategic alliances and acquisitions and makes recommendations to the board of directors relative to the same. As of December 31, 2001, the members of this committee were directors Ryan (Chair), Condron, Levenson, Philbrook and Pizzagalli. The Strategic Planning Committee met two times in 2001.

Report of the Audit Committee

        In accordance with rules adopted by the Securities and Exchange Commission, the Audit Committee of the board of directors of Banknorth Group makes this report for the year ended December 31, 2001.

        The Audit Committee of the board of directors is responsible for providing independent, objective oversight of Banknorth Group's accounting functions and internal controls. During 2001, the Audit Committee was composed of four directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the board of directors.

        Management is responsible for Banknorth Group's internal controls and financial reporting process. The independent accountants, KPMG LLP, are responsible for performing an independent audit of Banknorth Group's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee reviewed the audit plans, audit scope and audit risks with both KPMG LLP and Banknorth Group's Internal Audit Department. The Audit Committee met with management and KPMG LLP to review and discuss the December 31, 2001 consolidated financial statements. The Audit Committee also discussed with KPMG LLP the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP the firm's independence.

        Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in Banknorth Group's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

The Audit Committee: John E. Veasey (Chair) Gary G. Bahre Paul R. Shea Patrick E. Welch

Audit and Non-audit Fees

        General.    The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for 2001, and fees billed for other services rendered by KPMG LLP.

Audit fees, excluding audit-related fees	$550,000

All other fees:
Audit-related fees(1)	$207,300
Other non-audit fees(2)	484,200

Total all other fees	$691,500

(1)
Audit-related fees consisted principally of audits of financial statements of certain employee benefit plans, issuances of letters to underwriters, review of registration statements and issuances of consents, due diligence procedures performed in connection with merger and acquisition activities and implementation assistance on new accounting rules for derivatives.

(2)
Other non-audit fees consisted of tax compliance and tax planning.

        Audit Fees.    The aggregate amount of the fees billed by KPMG for its audit of our annual financial statements for 2001 and for its reviews of our unaudited interim financial statements included in reports filed by us under the Exchange Act during that year was $550,000.

        Financial Information Systems Design and Implementation.    During 2001, we did not pay any fees to KPMG for financial information systems design and implementation services.

        All Other Fees.    The aggregate amount of fees billed by KPMG for all other services rendered by KPMG to us during 2001 was $691,500, which consisted of fees relating to tax planning ($318,000), tax compliance ($166,200), audits of employee benefit plans ($70,800), audit-related work on capital markets transactions ($93,500), assistance with due diligence in connection with acquisitions ($18,000) and assistance with implementation of new accounting standards ($25,000).

        Our board of directors and its audit committee considered the compatibility of the non-audit services provided to us by KPMG in 2001 on the independence of KPMG from us in evaluating whether to appoint KPMG to perform the audit of our financial statements for the year ending December 31, 2001.

Compensation of Directors

        Fees.    Directors of Banknorth Group, other than those directors who are employed by Banknorth Group or its subsidiaries, were paid in 2001 an annual retainer of $17,250, $4,000 of which was in the form of restricted stock under Banknorth Group's Restricted Stock Plan for Non-Employee Directors, described below. In addition, directors, other than those who are employed by Banknorth Group or its subsidiaries, annually receive an option to purchase 2,000 shares of our common stock under the 1995 Stock Option Plan for Non-Employee Directors, as described below. During 2001, all non-employee directors also received $850 for attendance at each meeting of the board of directors of Banknorth Group and $750 for attendance at each meeting of its committees and reimbursement for travel time in excess of one hour at a rate of $25 per hour per meeting, up to a maximum of six hours. Directors who served as Chairs of the various board committees were paid an additional annual retainer of $3,000.

        Restricted Stock Plan for Non-Employee Directors.    In 1990, the board of directors and stockholders of Banknorth Group adopted the Restricted Stock Plan for Non-Employee Directors, pursuant to which $4,000 of the amount of the annual fee payable to each non-employee director for service on the board of directors of Banknorth Group is payable solely in shares of our common stock. Such fees are payable in one annual installment on the first day of July in each calendar year for service on the board of directors of Banknorth Group in the first six months of such calendar year. The number of shares of our common stock to be issued to each non-employee director on each payment date is determined by dividing such annual installment by the fair market value of such shares, which is defined in the Restricted Stock Plan to mean the closing price of the common stock on the last trading day preceding the relevant payment date, as reported in The Wall Street Journal.

        During any calendar year, the board of directors of Banknorth Group may elect to decrease the amount of the annual fee payable pursuant to the Restricted Stock Plan in the form of shares of our common stock to each non-employee director for service on the board of directors of Banknorth Group and/or any committee thereof during the succeeding calendar year or to increase the amount of such annual fee payable in the form of shares of our common stock to a dollar amount which does not exceed $10,000.

        The holders of shares of common stock acquired pursuant to the Restricted Stock Plan are entitled to all distributions made with respect thereto and all voting rights associated therewith. The shares of common stock issued under the Restricted Stock Plan may not be sold, hypothecated or transferred (including, without limitation, transfer by gift or donation), however, except that such restrictions shall lapse upon (a) death of the non-employee director; (b) disability of the non-employee director preventing continued service on the board of directors of Banknorth Group; (c) retirement of the non-employee director from service as a director of Banknorth Group in accordance with Banknorth Group's policy on retirement of non-employee directors then in effect; (d) termination of service as a director with the consent of a majority of the members of the board of directors of Banknorth Group, other than the non-employee director; or (e) a Change in Control, as defined in the Restricted Stock Plan. If a non-employee director ceases to be a director of Banknorth Group for any other reason, the shares of common stock issued to such director pursuant to the Restricted Stock Plan shall be forfeited and revert to Banknorth Group. Certificates evidencing the shares of common stock issued to non-employee directors pursuant to the Restricted Stock Plan contain a restrictive legend which notes the foregoing restrictions on transfer.

        In 2001, 176 shares of our common stock were issued pursuant to the Restricted Stock Plan to each non-employee director of Banknorth Group who was a director as of the date of the grant.

        Directors' Stock Option Plan.    In 1995, the board of directors and the stockholders of Banknorth Group adopted the 1995 Directors' Stock Option Plan, which was amended by the same in 1997 and 2000. The 1995 Director Plan authorizes the grant of stock options to non-employee directors of Banknorth Group at such times and in such amounts as may be determined by the board of directors of Banknorth Group or a committee thereof. The exercise price per share for each option granted under the 1995 Director Plan shall be the fair market value per share of our common stock on the day the option is granted.

        In 2001, options to purchase 2,000 shares of our common stock were granted pursuant to the 1995 Director Plan to each non-employee director of Banknorth Group who was a director as of the date of the grant.

        Deferred Compensation Plan.    Banknorth Group maintains a Deferred Compensation Plan which allows non-employee directors of Banknorth Group and its subsidiaries to defer all or any portion of the fees received from Banknorth Group. Benefits are payable upon the dates selected by the directors for the distribution in a lump sum or in equal annual installments over a period not to exceed ten years. A director may elect annually to have the amounts deferred treated as if they were hypothetically invested in our common stock and/or such investments as shall be designated by the administrator of the Deferred Compensation Plan from time to time. During 2001, directors Levenson, Philbrook, Pizzagalli and Welch elected to defer certain of their compensation pursuant to the Deferred Compensation Plan.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        The following information is provided with respect to each person who currently serves as an executive officer of Banknorth Group or, in two cases, Banknorth, N.A., but does not serve on Banknorth Group's board of directors. There are no arrangements or understandings between Banknorth Group and any such person pursuant to which such person has been elected an officer, and no such officer is related to any director or other officer of Banknorth Group by blood, marriage or adoption.

        Peter J. Verrill, 53, is Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer of Banknorth Group and Banknorth, N.A. Mr. Verrill was initially elected as Chief Operating Officer in January 1996. From 1988 through December 1995, Mr. Verrill served as Executive Vice President and Treasurer of Banknorth Group and as its Chief Financial Officer. Previously, Mr. Verrill served as Senior Vice President and Treasurer of Banknorth, N.A. (formerly Peoples Heritage Bank) from March 1978 through January 1988, and as Executive Vice President, Chief Financial Officer and Treasurer of Banknorth, N.A. from March 1978 through December 1995. Mr. Verrill is a director of United Way of Greater Portland; a director of TrainRiders Northeast; and a director and treasurer of the Woodlands Club. Mr. Verrill is a member of the American Institute of Certified Public Accountants and the Maine Society of Public Accountants.

        Christopher W. Bramley, 60, was elected President and Chief Executive Officer of First Massachusetts Bank, N.A., a subsidiary of Banknorth Group which has been merged into Banknorth, N.A., in January 1999. Currently, he serves as State President in Massachusetts and Executive Vice President of Banknorth, N.A. From May through December 1998, Mr. Bramley served as President and Chief Operating Officer of Family Bank, another banking subsidiary of Banknorth Group at the time. Previously, he was President and Chief Executive Officer of Safety Fund National Bank from February 1994 until its acquisition by Banknorth Group in 1998. Prior to his tenure at Safety Fund National Bank, Mr. Bramley's banking career included over 29 years of service in various capacities at Worcester County National Bank/Shawmut Bank. Mr. Bramley is Area Vice President of Boy Scouts of America; director, Greater Worcester Community Foundation, Inc.; director, Massachusetts Bankers Association; member, Board of Trustees of Mechanics Hall of Worcester; director, New England College of Finance; Chairman, Worcester Foundation for Biomedical Research; director, Massachusetts Business Development Corporation; director, Massachusetts Housing Investment Corporation; and member, Executive Committee of Worcester Municipal Research Bureau. Mr. Bramley also is a member of Robert Morris Associates, a professional association of lending and credit risk professionals.

        John W. Fridlington, 58, is Executive Vice President and Senior Loan Officer of Banknorth Group and Banknorth, N.A. In 1992, Mr. Fridlington initially was elected Executive Vice President of Banknorth Group and Executive Vice President of Commercial Lending of Banknorth, N.A. (formerly Peoples Heritage Bank). Mr. Fridlington was formerly Executive Vice President, Commercial Lending, at Heritage Bank for Savings in Holyoke, Massachusetts from 1988 to 1992. Prior to his tenure at Heritage Bank for Savings, Mr. Fridlington's banking career included over 20 years of service in various capacities at Community Savings Bank, BayBank Valley Trust Co., Mechanics Bank and New England Merchants Bank, all of which are located in Massachusetts. Mr. Fridlington serves as a director of the Park Danforth Corporation, a private non-profit housing corporation, the Susan Curtis Foundation, the Maine Children's Cancer Program, Coastal Enterprises, Inc. and Maritime Maine. Mr. Fridlington also is a member of the Risk Management Association, a professional association of lending and risk management professionals.

        Andrew W. Greene, 58, was elected Senior Executive Vice President of Banknorth Group in April 2001 and of Banknorth, N.A. in January 2002. Mr. Greene originally was elected Executive Vice President of Banknorth Group in May 1999. Currently, Mr. Greene oversees the activities of Banknorth Insurance Group, Inc. and Banknorth Investment Planning Group, Inc., the insurance brokerage and financial planning subsidiaries, respectively, of Banknorth, N.A. In addition, Mr. Greene oversees the activities of Banknorth Mortgage, Banknorth Trust and Investment Group and Marketing, all divisions of Banknorth, N.A. Mr. Greene was a director of Banknorth Group from 1991 to 1998; former Chief Executive Officer of

Legacy Co. Services, Inc. from 1998 to 1999; former President, Chief Executive Officer and Director of Blue Cross/Blue Shield of Maine and President, Chief Executive Officer and director of Blue Alliance Mutual Insurance Company from 1991 to 1998; Chairman of the Board and Chief Executive Officer of Machigonne Agency, Inc. from 1991 to 1998; director, National Blue Cross and Blue Shield Association; Member, President's Council of Visitors, University of Southern Maine; member, Board of Corporators, Maine Medical Center Foundation; member, Board of Trustees, Southern New Hampshire University; member, Board of Directors of the Gulf of Maine Aquarium Development Corporation and member, Board of Directors of the Mitchell Institute.

        Michael W. McNamara, 57, was originally elected President and Chief Executive Officer of Banknorth, N.A. (formerly Peoples Heritage Bank) in June 2000. Currently, Mr. McNamara serves as State President of Peoples Heritage, a division of Banknorth, N.A., and Executive Vice President of Banknorth, N.A. His previous banking experience includes nine years with KeyBank, N.A., most recently as President of KeyBank's Maine division. Mr. McNamara is a Director of the Maine Association of Community Banks; former President of the Maine Bankers' Association; and has served on the American Bankers Association's Government Relations Council and the Consumer Advisory Board. He also served as a member of the Governor's Task Force on Interstate Banking and Branching and the Governor's Committee on Financial Institution Taxation. Mr. McNamara currently is a Director of the Boys and Girls Clubs of Greater Portland (past President and current Capital Campaign Chair); Director, Maine State Chamber of Commerce; Director, Maine Medical Center; Director, Maine & Company; Director, Maine Economic Research Institute; and Director, the Maine Life Care Retirement Community, Inc.

        Carol L. Mitchell, 46, was elected Executive Vice President of Banknorth Group and Banknorth, N.A. in January 1997. Ms. Mitchell joined Banknorth Group in August 1990 and was elected Senior Vice President, General Counsel and Clerk in 1992. Ms. Mitchell currently oversees the Legal, Human Resources and General Services Departments of Banknorth Group. Ms. Mitchell is an attorney, admitted to practice law in Maine, and is a member of the American Bar Association, the Maine Bar Association and the Cumberland Bar Association. Ms. Mitchell also is a director of the Maine Coalition for Excellence in Education; a director of the New England Legal Foundation; a member of the Maine Chapter of the International Women's Forum; a member of the American Society of Corporate Secretaries; a corporator of Maine Health; and a member of the Board of Visitors of the University of Maine School of Law.

        David J. Ott, 50, is Senior Executive Vice President and Chief Banking Officer of Banknorth Group and Banknorth, N.A. Mr. Ott initially was elected President and Chief Executive Officer of Banknorth, N.A. (formerly Peoples Heritage Bank) and an Executive Vice President of Banknorth Group in March 1999 and served as such until his election as Chief Banking Officer in June 2000. Prior to joining Banknorth Group, Mr. Ott served as Chairman, President and Chief Executive Officer of Fleet Bank of Maine. Mr. Ott's banking career has spanned over 20 years. From July 1995 through June 1997, Mr. Ott served as President of Maine Rubber International. Mr. Ott serves on the Boards of Directors of the Susan Curtis Foundation, the Portland Museum of Art, the Mitchell Scholarship Institute, the United Way of Greater Portland (2002 Chairman of the Annual Campaign) and the Maine Coalition for Excellence in Education.

        Wendy Suehrstedt, 43, is Executive Vice President and Chief Retail Banking Officer of Banknorth Group and Banknorth, N.A. Ms. Suehrstedt was elected Executive Vice President and Chief Retail Banking Officer of Banknorth Group in January 1997. Previously, Ms. Suehrstedt served as Senior Vice President of Retail and Small Business Banking at Banknorth, N.A. (formerly Peoples Heritage Bank) from 1994 to 1997 and Senior Vice President of Banknorth Group in charge of Commercial Credit Policy and Administration from 1991 to 1994. She joined Banknorth, N.A. as Vice President of Commercial Loan Review in 1990. Ms. Suehrstedt is Vice Chairman of the Community Investment Division of the United Way of Greater Portland and a member of the Board of Directors of the Childrens' Museum of Maine. Ms. Suehrstedt is a past Chairman of the Maine Group of Robert Morris Associates, a professional association of lending and credit risk professionals.

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Common Stock

        The following table sets forth information as to the common stock of Banknorth Group beneficially owned as of March 11, 2002 by (i) each of our nominees for election as director and each of our directors whose term will continue after the annual meeting, (ii) each of our executive officers named in the Summary Compensation Table below and (iii) all of our nominees for director, directors whose terms will continue after the annual meeting and executive officers as a group. As of March 11, 2002, no person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), was known to us to be the beneficial owner of 5% or more of our outstanding common stock.

	Shares Beneficially Owned as of March 11, 2002(1)
Name of Beneficial Owner
	Amount		Percent
Directors:
Gary G. Bahre	25,649	(2)	—
P. Kevin Condron	54,436	(2)	—
George W. Dougan	247,638	(2)	—
Allen M. Glick	-0-		—
Luther F. Hackett	92,192	(2)	—
Colleen Khoury	-0-		—
Dana S. Levenson	38,746	(2)	—
John M. Naughton	49,399	(2)	—
Malcom W. Philbrook, Jr.	97,849	(2)(3)	—
Angelo Pizzagalli	104,761	(2)	—
Irving E. Rogers III	9,419	(4)	—
William J. Ryan	575,942	(5)	—
Curtis M. Scribner	31,426	(2)	—
Paul R. Shea	49,530	(2)	—
Patrick E. Welch	6,876	(2)	—
Executive officers who are not directors and who are named in the Summary Compensation Table below:
Peter J. Verrill	342,373	(5)	—
David J. Ott	124,504	(5)	—
Christopher W. Bramley	202,905	(5)	—
Michael W. McNamara	15,085	(5)	—
All nominees for director, directors whose terms will continue and executive officers of Banknorth Group as a group (23 persons)	2,571,958	(6)	1.7%

(1)
The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of common stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares and all individual holdings amount to less than 1% of our issued and outstanding common stock.

(2)
Includes options to purchase shares of common stock pursuant to the 1995 Director Plan, as follows:

Name	No. of Shares
Gary G. Bahre	4,000
P. Kevin Condron	8,500
George W. Dougan	2,000
Luther F. Hackett	2,000
Dana S. Levenson	14,500
John M. Naughton	6,000
Malcolm W. Philbrook, Jr.	14,500
Angelo Pizzagalli	2,000
Curtis M. Scribner	12,500
Paul R. Shea	10,500
Patrick E. Welch	2,000

  Also includes (i) in the case of Mr. Condron, options to purchase 10,672 shares of common stock acquired in connection with our acquisition of CFX Corporation; (ii) in the case of directors Dougan, Hackett and Pizzagalli, includes options to purchase 164,467, 3,650 and 1,825 shares of common stock, respectively, granted by Banknorth Group, Inc. and converted to options to acquire common stock in connection with its merger into Peoples Heritage Financial Group, Inc (now Banknorth Group); and (iii) in the case of Mr. Naughton, options to purchase 4,500 shares of common stock acquired in connection with our acquisition of SIS Bancorp, Inc.

(3)
Includes 3,340 shares held by one entity for which Mr. Philbrook serves as director; beneficial ownership of such shares is shared with the other members of the investment committee. Also includes 28,832 shares held in various trusts for which Mr. Philbrook serves as sole trustee or in one case as co-trustee; beneficial ownership of 5,010 of such shares is shared with a co-trustee.
(4)
In the case of Mr. Rogers, includes options to purchase 5,390 shares of common stock acquired in connection with our acquisition of Andover Bancorp, Inc.
(5)
Includes shares over which an officer has voting power pursuant to our 401(k) Plan and options to purchase shares of common stock granted pursuant to our stock option plans which are exercisable within 60 days of March 11, 2002, as follows:

	401(k) Plan	Currently Exercisable Options
William J. Ryan	66,069	465,316
Peter J. Verrill	911	299,120
David J. Ott	18,327	98,594
Christopher W. Bramley	1,010	150,586
Michael W. McNamara	38	14,028
(6)
Includes a total of 116,160 shares of common stock which are held by the trusts established pursuant to our 401(k) Plan on behalf of executive officers of Banknorth Group as a group. Also includes 1,680,318 shares which may be acquired by directors and executive officers as a group upon the exercise of outstanding stock options which are exercisable within 60 days of March 11, 2002; shares subject to the foregoing stock options are deemed to be outstanding for the purpose of computing the percentage of common stock beneficially owned by directors and executive officers of Banknorth Group as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under Section 16(a) of the Exchange Act, our directors and executive officers and certain persons who own more than 10% of our common stock are required:

  •
  to file reports of their ownership of the common stock and any changes in that ownership with the Securities and Exchange Commission and the National Association of Securities Dealers by specific dates, and
  •
  to furnish us with copies of the reports.

        Based on our records and other information, we believe that all of these filing requirements were satisfied by our directors and executive officers in 2001.

COMPENSATION OF EXECUTIVE OFFICERS AND
TRANSACTIONS WITH MANAGEMENT

        The following table discloses compensation received by our chief executive officer and our four other most highly-compensated executive officers for the three years ended December 31, 2001.

Summary Compensation Table

					Long-Term Compensation
	Annual Compensation				Awards		Payouts($)
Executive Officer	Year	Salary($)	Bonus($)	Other Annual Compensation($)	Restricted Stock Awards($)	Options/ SARs(#)	LTIP Payouts($)	All Other Compensation($)
		(1)	(2)	(3)	(4)	(5)	(6)
William J. Ryan	2001	$665,000	$831,250	$5,069	$0	299,200	0	$5,737
Chairman, President and Chief Executive Officer	2000 1999	648,849 579,397	232,750 401,030	4,909 3,098	0 0	135,000 108,000	0 0	10,325 9,600
Peter J. Verrill	2001	344,846	342,188	6,000	0	57,200	0	5,737
Executive Vice President, Chief Operating Officer and Chief Financial Officer	2000 1999	342,678 323,048	91,250 224,610	6,123 6,469	0 0	63,000 50,400	0 0	10,325 9,600
David J. Ott	2001	281,300	342,188	6,715	0	56,800	0	5,737
Executive Vice President and Chief Banking Officer (7)	2000 1999	281,609 190,385	69,800 116,594	5,640 3,099	0 93,700	42,000 77,000	0 0	7,327 0
Christopher W. Bramley	2001	254,275	218,750	5,600	0	28,600	0	5,737
State President, Massachusetts and Executive Vice President of Banknorth, N.A.	2000 1999	266,916 245,209	50,000 143,500	6,640 4,889	0 0	40,500 32,400	0	10,325 9,600
Michael W. McNamara	2001	250,000	218,750	6,219	0	28,600	0	3,570
State President, Maine and Executive Vice President of Banknorth, N.A. (8)	2000	132,615	26,925	1,452	0	127,000	0	25,000

(1)
In addition to the base salaries, amounts disclosed in this column include (i) amounts deferred pursuant to our Deferred Compensation Plan, which generally allows eligible officers to defer up to 25% of their salaries, and (ii) amounts deferred pursuant to our 401(k) Plan, which generally allows employees of Banknorth Group and participating subsidiaries to defer up to 15% of their compensation, subject to applicable limitations in Section 401(k) of the Internal Revenue Code. Executive officers are considered for base salary adjustments in the first quarter of each year.

(2)
Bonuses were earned under our annual incentive compensation program in the year indicated and paid early in the following year. Amounts disclosed in this column include bonuses deferred pursuant to our Deferred Compensation Plan.

(3)
Includes the value of company-owned automobiles and club memberships which in each case amount to substantially less than the lesser of either $50,000 or 10% of the total of annual salary and bonus for the respective named executive officers.

(4)
Consists of awards of restricted stock pursuant to the 1996 Equity Plan. At December 31, 2001, the value of the restricted stock grant to Mr. Ott was $112,600. Three thousand (3,000) shares vest on the third anniversary of the grant date, one thousand (1,000) shares vest on the fourth anniversary of the grant date and the final one thousand (1,000) shares vest on the fifth anniversary of the grant date. Dividends with respect to the restricted shares are paid directly to Mr. Ott.

(5)
Consists of awards granted pursuant to our stock option plans.

(6)
Includes matching contributions by us pursuant to our 401(k) Plan, and, in 1999 and 2000, contributions by us pursuant to our Profit Sharing Employee Stock Ownership Plan, which was merged into the 401(k) Plan in 2001. In the case of Mr. McNamara, the amount disclosed in this column for 2000 also includes a sign-on bonus payment of $25,000.

(7)
Mr. Ott became an executive officer of Banknorth Group effective March 8, 1999.

(8)
Mr. McNamara became an executive officer of Banknorth effective June 19, 2000.

Options/SAR Grants in 2001

        The following table provides information relating to option grants pursuant to our stock option plans during 2001 to our named executive officers.

					Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(4)
			Individual Grants
Executive Officer	Options Granted (#)(1)	Percent of Total Options Granted to Employees in 1999(2)	Exercise Price(3)	Expiration Date
					5%	10%
William J. Ryan	4,200.10%		$19.84	May 1, 2011	$52,405	$132,803
	150,000	3.57	20.33	May 22, 2011	1,917,814	4,860,118
	145,000	3.45	20.88	October 23, 2011	1,904,041	4,825,215
Peter J. Verrill	2,200.05		19.84	May 1, 2011	27,450	69,564
	55,000	1.31	20.88	October 23, 2011	722,223	1,830,254
David J. Ott	1,800.04		19.84	May 1, 2011	22,459	56,916
	55,000	1.31	20.88	October 23, 2011	722,223	1,830,254
Christopher W. Bramley	1,600.04		19.84	May 1, 2011	19,964	50,592
	27,000.64		20.88	October 23, 2011	354,546	898,488
Michael W. McNamara	1,600.04		19.84	May 1, 2011	19,964	50,592
	27,000.64		20.88	October 23, 2011	354,546	898,488

(1)
Options vest and become exercisable 33% per year commencing on the first anniversary of the date of grant. None of the indicated awards were accompanied by stock appreciation rights.

(2)
Percentage of options to purchase an aggregate of 3,068,318 shares of our common stock granted to all employees during 2001.

(3)
The exercise price was based on the market price of our common stock on the date of grant.

(4)
Assumes future stock prices of $32.32 and $51.46 for options granted on May 1, 2001, and $33.11 and $52.73 for options granted on May 22, 2001 and $34.01 and $54.16 for options granted on October 23, 2001 at compounded rates of return of 5% and 10%, respectively. No discount has been applied to determine a net present value of each award; however, a 7.0% discount would yield real values of 51% of the values shown under the 5% and 10% columns, respectively.

Aggregated Option/SAR Exercises in 2001 and Year-end Option/SAR Values

        The following table provides information relating to option/SAR exercises in 2001 by our named executive officers and the value of such officers' unexercised options/SARs at December 31, 2001.

					Value of Unexercised In-The-Money Options/SARs at Year End($)(1)
			Number of Options/SARs at Year End(#)
	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William J. Ryan	—	$0	584,480	366,700	$3,915,185	$1,007,812
Peter J. Verrill	—	0	314,486	88,700	2,416,613	296,882
David J. Ott	—	0	98,000	77,800	449,897	217,506
Michael W. McNamara	—	0	63,500	92,100	435,989	484,557
Christopher W. Bramley	—	0	150,058	48,850	964,979	177,645

(1)
Based on a per share market price of $22.52.

Pension Plan

        The following table sets forth the estimated benefits payable under our qualified defined benefit retirement plan for all eligible employees. This benefit and a supplemental benefit (for those executive officers covered under a supplemental retirement plan, as described below) provide a competitive total pension benefit plan. Covered compensation in the following table is limited to the $200,000 ceiling as provided under the Economic Growth and Tax Relief Reconciliation Act of 2001.

Career Average Compensation	10 Years of Service	15 Years of Service	20 Years of Service	25 Years of Service	30 Years of Service
$125,000	$24,311	$36,467	$48,622	$60,778	$72,933
150,000	29,686	44,529	59,372	74,215	89,058
175,000	35,061	52,592	70,122	87,653	105,183
200,000	40,436	60,654	80,872	101,090	121,308

(1)
Benefit formula is 1.5% of career average earnings plus 0.65% of career average earnings above covered compensation. For 2002, year of retirement covered compensation equals $39,444.
(2)
Career average salary limited to $200,000.
(3)
Maximum allowable annual benefit for 2002 is $160,000.

        The maximum annual compensation which may be taken into account under qualified plans is indexed for inflation after 2002.

        At December 31, 2001, Messrs. Ryan, Verrill, Ott, McNamara and Bramley had twelve, twenty-four, three, two and four years of credited service under our defined benefit pension plan, respectively.

        Banknorth Group and each of Messrs. Ryan and Verrill have entered into supplemental retirement agreements which provide for a cumulative retirement benefit (together with qualified plan benefits and other integrated benefits, as set forth below) equal to 65% of each such executive's respective compensation for the highest five consecutive of the last ten years of the executive's employment. Compensation includes annual salary and bonuses, but excludes amounts paid pursuant to any stock option, stock appreciation right or other long-term compensation plans of Banknorth Group. We do not believe that the covered compensation for this purpose differs substantially (by more than 10%) from that set forth in the Summary Compensation Table set forth above. The benefits under the supplemental retirement agreements for covered executives generally are integrated with, and thus reduced by, (i) 50% of the officer's primary Social Security benefit estimated at the normal retirement age of 65; (ii) the annual amount of benefits payable to the officer at age 65 on a life annuity basis from the qualified defined benefit retirement plan maintained by Banknorth Group; (iii) the annual amount of benefits payable on the same basis of that portion of the account balances attributable to contributions by Banknorth Group to any and all qualified defined contribution retirement plans maintained by Banknorth Group; and (iv) the annual amounts of benefits payable on the same basis attributable to contributions by Banknorth Group to any other qualified or non-qualified retirement plans or agreements maintained or entered into by Banknorth Group. Each of the supplemental retirement agreements provides for a reduction in the benefit to be provided if the executive does not complete 25 years of service with Banknorth Group or any of its subsidiaries.

        At December 31, 2001, the expected annual benefits under the supplemental retirement agreements with Messrs. Ryan and Verrill were $297,831 and $96,698, respectively, assuming level future salaries and an 8% return on defined contribution investment accounts. These figures are based on seven and 12 years until retirement for Messrs. Ryan and Verrill, respectively.

        In January 2002, Banknorth Group approved an amendment to Mr. Ryan's supplemental retirement agreement to provide for an additional 5.5 years of credited service. This was done in recognition of Mr. Ryan's substantial contributions to Banknorth Group over the years.

        Banknorth Group also has entered into supplemental retirement agreements with Messrs. Ott and McNamara and certain other executive officers of Banknorth Group and Banknorth, N.A. The agreements provide that each executive shall receive a supplemental pension benefit upon retirement equal to the amount necessary to provide the executive with the normal benefits payable under Banknorth Group's defined benefit pension plan without regard to the $200,000 plan compensation limitation under Section 401 of the Internal Revenue Code or the limitations contained in Section 415 of the Internal Revenue Code. At December 31, 2001, the expected annual benefit under the agreements with Messrs. Ott and McNamara were $51,694 and $0, respectively, assuming level future salaries and an 8% return on defined contribution investment accounts. This figure is based upon 15 years and eight years until retirement for Messrs. Ott and McNamara, respectively.

        In connection with the acquisition of CFX Corporation, Banknorth Group assumed the supplemental retirement agreement in effect between CFX Corporation and Mr. Bramley. The agreement provides for a lump sum payment at retirement which is the accumulated value of a rabbi trust to which Banknorth Group makes an annual $30,000 contribution.

Severance Agreements

        Banknorth Group has entered into severance agreements with Messrs. Ryan, Verrill, Ott, McNamara and Bramley and certain of the other executive officers of Banknorth Group and Banknorth, N.A., pursuant to which these officers would receive specified benefits in the event that their employment was terminated by Banknorth Group other than for cause, disability, retirement or death following a "change in control" of Banknorth Group, as defined, or the officers terminated their employment under such circumstances for "good reason," as defined. The benefits payable under such circumstances include a lump sum payment equal to three times (in the case of Messrs. Ryan, Verrill, Ott, McNamara and Bramley) and three or two times (in the case of other executive officers) the sum of (i) the officer's annual salary at the rate in effect at the specified time and (ii) the greatest of the bonuses paid to such officer or accrued on his or her behalf in either the year in which the change in control occurred or the immediately preceding year. For purposes of determining the executive's benefit under the executive's supplemental retirement agreement with Banknorth Group, the severance agreements also provide that the named executives shall be credited with three years (or two years in the case of certain other executive officers) of age and service. In addition, each such officer would be entitled under such circumstances to be covered at the expense of Banknorth Group by the same or equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect for the officer immediately prior to termination of his or her employment until the earlier of three years (in the case of the named executives) and three or two years (in the case of other executive officers) following termination of employment or the date the officer has commenced new employment which provides comparable benefits. The agreements also provide that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code, and such payments will cause the executive officer to incur an excise tax under the Internal Revenue Code, Banknorth Group shall pay the executive officer an amount such that after payment of all federal, state and local income tax and any additional excise tax, the executive will be fully reimbursed for the amount of such excise tax. Excess parachute payments generally are payments in excess of three times the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date of a change in control of the employer ("base amount"). Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed three times the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

Report of the Human Resources Committee

        In accordance with rules adopted by the Securities and Exchange Commission, the human resources committee of our board of directors makes this report on executive compensation for the year ended December 31, 2001.

        Composition and Responsibilities of the Committee.    During 2001, the members of the human resources committee were Dana S. Levenson (Chairman), Douglas S. Hatfield, Pamela P. Plumb, Paul R. Shea, John M. Naughton, Malcolm W. Philbrook, George W. Dougan and P. Kevin Condron. In April 2001, Director Hatfield left the board. With changes to committee assignments in July 2001, directors Philbrook and Shea left the committee and director Condron became a member of the human resources committee.

        One of the responsibilities of the committee is to determine the compensation of our executive officers. The components of compensation include salary, bonuses under annual and long-term cash incentive programs, stock options under our stock option plans and contributions under our defined benefit pension plan and 401(k) plan. The bases for determining contributions to our pension plan and 401(k) plan are the same for all participants in those plans, including executive officers.

        Compensation Philosophy and Strategy.    Our philosophy is to align executive compensation with the interests of our stockholders and to determine the components of executive compensation to accomplish the following objectives:

  •
  to reward executives for enhancement of shareholder value as reflected in our annual earnings performance and the market price of our common stock;
  •
  to balance rewards for accomplishments of short and long-term performance goals;
  •
  to sponsor a pay-for-performance structure which awards executives with above-market levels of compensation when we outperform our forecasted earnings per share targets and below-market compensation when financial performance trails our earnings per share targets;
  •
  to have greater portions of total compensation at risk for performance as the management level increases;
  •
  to encourage ownership of our common stock through annual grants of stock options, not only to highly-compensated executives, but also to management personnel throughout Banknorth Group; and
  •
  to attract and retain highly-qualified executives critical to our long-term success.

        Our compensation strategy is to provide executives with competitive base salaries along with performance-based annual and long-term incentives which provide an appropriate balance and focus between near-term and long-term objectives. Our compensation model for executives targets total compensation to be competitive (at least the 50th percentile) when measured against a range of selected comparable companies, including bank holding companies and banks in our size range. Comparability is established based on several criteria, including size and scope of business. This comparative analysis was carried out for 2001 with the assistance of Towers Perrin, a nationally-recognized independent consulting firm. The committee also retained Frederic W. Cook & Co., Inc., a nationally-recognized executive compensation consulting firm, as an independent consultant to the committee to review survey data and make recommendations with respect to the salary of the chairman, president and chief executive officer. The comparison group is broader than the bank holding company and bank group utilized in the performance graph below, and contains some but not all of the bank holding companies and banks in that group. We believe that the broader group provides a sounder and more appropriate basis for comparison in setting compensation levels because of similarities in size and scope of business. We also seek to ensure that compensation reflects annual evaluations of corporate and individual performance.

        Compensation of the Chief Executive Officer.    Banknorth Group's board of directors relies on the Chairman, President and Chief Executive Officer to provide effective leadership and execute a successful business plan for the entire organization. Other key measures of the Chairman, President and Chief Executive Officer's performance include development of the senior executive officers of Banknorth Group and the leadership role he plays within the community.

        The committee establishes Mr. Ryan's base salary, annual and long-term incentive awards and stock option grants in amounts commensurate with his performance and his position. This is done in accordance with the compensation philosophy and strategy of the committee described above.

        Base Salaries.    Because of an anticipated economic slowdown and related budget challenges in 2001, base salaries of most executives, including Mr. Ryan, were not increased in 2001 from their 2000 pay levels. Mr. Ryan's base salary remained at $665,000, which was the mid-range of the selected comparison group in 2001.

        Annual Incentive Plan.    Our annual incentive plan provided for payouts at specific targets of 55%, 45%, 45% and 40% of base salary range mid-point for the chairman, president and chief executive officer, the chief operating officer, the chief banking officer and certain executive vice president levels, respectively, upon achieving earnings per share results, with a maximum payout of 100%, 75%, 75% and 70%, respectively. For 2001, maximum payouts were increased by 25% to 125%, 100%, 100% and 95%, respectively. This was intended as an additional incentive to executives who were foregoing base pay increases and having bonus payouts calculated using the prior year's base salary mid-points. As a result of Banknorth Group's strong earnings for 2001, bonuses for Messrs. Ryan, Verrill, Ott, Bramley and McNamara were $831,250, $342,188, $342,188, $218,750 and $218,750, respectively, which were at the maximum payout levels.

        Stock-Based Awards.    We award stock options annually at market exercise prices. In 1994, Frederic W. Cook & Co. evaluated long-term compensation and determined that it was appropriate for us to establish fixed share guidelines for the annual grant of stock options to ensure comparability with the grants of stock options to executives at comparable companies. In accordance with recommendations made by Towers Perrin, we updated share guidelines for the grant of stock options in 2001, which were intended to be competitive with grants of stock options to executives of comparable companies. We also retained Frederic W. Cook & Co. as an independent consultant to review share guidelines with respect to option grants to the chairman, president and chief executive officer. As a result of this market-based model, on October 23, 2001, we granted options to purchase 145,000 shares, 55,000 shares, 55,000 shares, 27,000 shares and 27,000 shares to Messrs. Ryan, Verrill, Ott, Bramley and McNamara, respectively.

        In lieu of base pay increases to executives, we also granted stock options to certain members of management, including options to purchase 4,200 shares, 2,200 shares 1,800 shares, 1,600 shares and 1,600 shares to Messrs. Ryan, Verrill, Ott, Bramley and McNamara, respectively. The committee also approved a special option grant to Mr. Ryan covering 150,000 shares. This special grant was intended to recognize Mr. Ryan's significant and on-going contributions to Banknorth Group and was reviewed in detail with the committee's independent consultant, Frederic W. Cook & Co.

        Stock Ownership Guidelines.    In 1997, we established guidelines for executive management investment in our common stock. An executive will be expected to hold shares having a value determined as a multiple of base salary. Both direct and indirect ownership (i.e. through certain family trusts), and ownership through employee benefit plans will be taken into account. For Messrs. Ryan, Verrill and Ott, the expected level of investment in our common stock is four, three and three times base salary, respectively, and for the other named executives the expected level is two times base salary. Executive officers have five years to achieve the desired level of investment.

        In 1998, we also established guidelines for director investment in our common stock. A director will be expected to hold shares having a value equal to five times the annual retainer. Both direct and indirect ownership (i.e. through certain family trusts) is taken into account. Directors have five years to achieve the desired level of investment.

        New Incentive Plan.    In early 2001, the committee, which at the time was comprised of directors Philbrook, Naughton, Levenson and Plumb, approved the establishment of an executive incentive plan, which is being presented to stockholders for approval in 2002, as described herein. The design of the plan was developed with the assistance of Watson Wyatt Worldwide, a global human resource consulting firm, and was reviewed by our independent consultant, Frederic W. Cook & Co. The primary purpose of the plan is to reward key executives with competitive incentives when Banknorth Group's performance meets or exceeds internal and/or external performance criteria. Long-term performance criteria adopted by the committee pursuant to the plan in early 2001 for a two and three-quarter year period ended December 31, 2003 is designed to rank Banknorth Group against a group of peers in terms of average annual earnings per share growth over a three-year period. Payments will be earned only if Banknorth Group equals or exceeds the peer median and exceeds annual average earnings per share growth of 4%. Three-year payouts for performance at the median of the peer group would be $675,000, $337,500, $337,500, $150,000 and $150,000 for Messrs. Ryan, Verrill, Ott, Bramley and McNamara, respectively. For performance at the top of the peer group, three-year payouts would be $5,400,000, $2,700,000, $2,700,000, $1,200,000 and $1,200,000 for Messrs. Ryan, Verrill, Ott, Bramley and McNamara, respectively.

        Deductibility of Executive Compensation.    Under Section 162(m) of the Internal Revenue Code, publicly-held companies such as Banknorth Group are subject to a maximum income tax deduction of $1 million with respect to annual compensation paid to any one of the chief executive officer or the other officers appearing in the Summary Compensation Table above, with certain exceptions for performance-based compensation. The committee's objective is to structure Banknorth Group's executive compensation plans to maximize the deductibility of executive compensation under the Internal Revenue Code, and both the 1996 equity plan and the executive incentive plan of Banknorth Group have been structured to provide for the grant of deductible performance-based compensation. In addition, in 1999 we amended our deferred compensation plan to provide for the automatic deferral of an executive's bonus to the extent the executive's annual earnings subject to the deductibility limit would otherwise exceed $1 million. The committee reserves the right, however, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Internal Revenue Code.

                      The Human Resources Committee:

                      Dana S. Levenson, Chairman
                      P. Kevin Condron
                      George W. Dougan
                      John M. Naughton
                      Pamela P. Plumb

Performance Graph

        The following graphs compare the yearly cumulative total return on our common stock over a five-year measurement period (December 31, 1996 to December 31, 2001) and a ten-year measurement period (December 31, 1991 to December 31, 2001) with (i) the yearly cumulative total return on the stocks included in the Standard & Poor's 500 Stock Index and (ii) the yearly cumulative total return on the stocks included in the Keefe Bruyette & Woods, Inc. Index of the 50 largest commercial banking organizations in the United States. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

Indebtedness of Management

        Our directors, officers and employees are permitted to borrow from our banking subsidiary in accordance with the requirements of federal and state law. All loans made by our banking subsidiary to directors and executive officers or their related interests have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. We believe that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features.

Certain Transactions

        The law firm of Crockett, Philbrook & Crouch, P.A., of which Malcolm W. Philbrook, Jr. is a partner, provides legal services to Banknorth, N.A. from time to time in the ordinary course of business. Hackett & Co., of which Luther F. Hackett is a principal, provides employee benefit plan record keeping services from time to time to Banknorth, N.A. in the ordinary course of business. In addition, we held a director referral program in 2001 and Curtis Scribner was awarded $1,000 for his strong participation in the program.

        We believe that the foregoing transactions are fair to and in the best interests of Banknorth Group and its stockholders.

PROPOSAL TO APPROVE THE EXECUTIVE INCENTIVE PLAN
(Proposal Two)

General

        In early 2001, the board of directors of Banknorth Group adopted, subject to the approval of the stockholders of Banknorth Group, the Executive Incentive Plan, pursuant to which Banknorth Group may pay cash incentive awards to selected officers based on Banknorth Group's performance over specified periods. The incentive plan is intended and designed to attract and retain employees of outstanding competence. It is intended that any incentive awards paid under the incentive plan will qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code and regulations thereunder, and thus will be deductible by Banknorth Group for federal income tax purposes. Your approval of the incentive plan will satisfy the stockholder approval requirement for performance-based compensation.

Summary Description of the Incentive Plan

        The following summary of the material features of the incentive plan is qualified in its entirety by reference to the full text of the incentive plan, a copy of which is attached to this proxy statement as Annex A. If adopted by stockholders the incentive plan will be effective as of May 22, 2001. If stockholders do not approve the incentive plan, grants which have been made thereunder to persons subject to Section 162(m) will be cancelled and no further grants under the incentive plan will be made to such persons.

Administration

        The incentive plan is administered by a committee of the board of directors of Banknorth Group designated by the board of directors of Banknorth Group. Any committee designated to administer the incentive plan must have at least two members and each member must meet the standards of independence necessary to qualify as an "outside director" under Section 162(m) of the Internal Revenue Code. Consequently, none of the eligible officers or employees of Banknorth Group or any of its affiliates are permitted to serve on the committee which administers the plan.

        The committee may, in its discretion, authorize Banknorth Group's chief executive officer to act on its behalf, except with respect to matters relating to the chief executive officer or which are required to be certified by a majority of the committee under the incentive plan, or which are required to be handled exclusively by the committee under Section 162(m) of the Internal Revenue Code or the regulations thereunder.

Eligible Employees

        Any senior officer of Banknorth Group or any of its affiliates who is designated by the committee is eligible to participate in the incentive plan. Directors of Banknorth Group who are not salaried employees of Banknorth Group or an affiliate are not eligible to participate in the incentive plan.

Incentive Awards

        The committee will determine the terms of each incentive award made to participants under the incentive plan. The committee will set a range of corporate performance goals for specified performance periods within the deadlines required by the regulations under Section 162(m) of the Internal Revenue Code. The committee will determine the duration of a performance period, which may be a calendar year or any part thereof and periods of more than one consecutive calendar year. The payment, if any, due a participant pursuant to an incentive award will depend on the extent to which the corporate performance goals have been achieved by Banknorth Group, as determined by the committee. No payment under the incentive plan to any one participant in any calendar year as an incentive award with respect to all performance periods completed during such calendar year shall exceed $10.0 million.

        After the end of each performance period, the committee shall (i) certify in writing, prior to the unconditional payment of any incentive award, the level of attainment of the specific performance goals for the performance period and (ii) determine the amount, if any, of an incentive award to be paid to each participant and authorize payment of such amount. The committee does not have the discretion to increase the amount of compensation that would otherwise be due upon the attainment of performance goals by any participant who is subject to the deductibility limitations set forth in Section 162(m) of the Internal Revenue Code, except to the extent permitted by Section 162(m) and the regulations thereunder.

        Unless otherwise determined by the committee, a participant in the incentive plan generally must be employed by Banknorth or an affiliate at the time of payment following a performance period in order to be eligible to receive an incentive award for such period. In the event of the death or disability of a participant, a participant's retirement in accordance with Banknorth Group's policies or a change-in-control of Banknorth Group, however, the participant generally will be entitled to receive a pro rata incentive award determined in the manner set forth in the incentive plan.

Performance Goals

        The committee may utilize objective criteria to establish corporate performance goals based on one or more of the following:

  •
  net income;
  •
  net income before taxes;
  •
  operating earnings;
  •
  cash earnings;
  •
  operating cash earnings;
  •
  cash flow;
  •
  financial return ratios, including, but not limited to, return on average assets, return on tangible total assets, return on average stockholders' equity, return on average tangible stockholders' equity, average stockholders' equity to average total assets, risk-adjusted return on capital, return on investment, economic value added, efficiency ratio, expense ratio, revenue growth, non-interest income to total revenue ratio and net interest margin;
  •
  total stockholder return;
  •
  earnings per share;
  •
  operating earnings per share;
  •
  cash earnings per share;
  •
  other balance sheet or income statement items;
  •
  stock price;
  •
  market share; or
  •
  project completion.

        Performance goals may be measured (i) solely on a corporate, subsidiary or business unit basis or a combination thereof and/or (ii) on actual or targeted growth factors. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance goals. A performance goal may include or exclude items that measure specific objectives, such as the cumulative effect of changes in generally accepted accounting principles, losses resulting from discontinued operations, securities gains and losses, restructuring, merger-related and other nonrecurring costs, amortization of goodwill and other intangible assets, extraordinary gains or losses and any unusual, nonrecurring gain or loss that is separately quantified in Banknorth Group's financial statements. Any performance goal expressed on a per-share basis shall, in case of a recapitalization, stock dividend, stock split or reverse stock split affecting the number of outstanding shares, be mathematically adjusted by the committee so that the change in outstanding shares does not cause a substantive change in the relevant goal. The committee may adjust performance goals for any other objective events or occurrences which occur during a performance period, including, but not limited to, acquisitions by Banknorth Group and changes in applicable tax laws or accounting principles, provided that the committee does not have the discretion to increase the amount of compensation that would otherwise be due upon attainment of performance goals to any participant who is subject to the deductibility limitations set forth in Section 162(m) of the Internal Revenue Code except to the extent permitted by this section and regulations thereunder.

Amendment and Termination

        The board of directors of Banknorth Group generally may amend, modify or terminate the incentive plan in any respect at any time without the consent of any participant, provided that any such amendment or modification shall be subject to the approval of the stockholders of Banknorth Group to the extent necessary to retain the benefits of Section 162(m) of the Internal Revenue Code and regulations thereunder for performance-based compensation. Termination of the incentive plan shall not affect any incentive awards earned prior to, but payable on or after, the date of termination.

        The provisions of the incentive plan which deal with a change-in-control of Banknorth Group may not be amended or terminated for a period of twenty-four months following a change-in-control of Banknorth Group, or in connection with or in anticipation of a change-in-control of Banknorth Group, if any such amendment or termination would adversely affect any outstanding incentive award of a participant under the incentive plan.

New Plan Benefits

        In May 2001, the committee established performance goals under the incentive plan for the two and three-quarter year period commencing on April 1, 2001 and ending on December 31, 2003. In January 2002, the committee established performance goals for the three-year period ended December 31, 2004, as well as for the one-year period ended December 31, 2002. The goals for the multi-year periods are based on Banknorth Group's earnings per share relative to a group of peer financial institutions selected by the committee, and the goals for the calendar year period are based on Banknorth Group's earnings per share on an absolute basis and not relative to a peer group. The specific targets are maintained by the committee and are not included within the incentive plan.

        As indicated above, the amount of incentive awards to be paid in the future to participants in the incentive plan will depend on Banknorth Group's future financial performance. No incentive awards have yet been earned by any participants because no performance period established by the committee has yet been completed. As a result, the amount of incentive awards to be paid in the future to participants cannot be determined at this time. The performance goals contained in the multi-year performance periods established by the committee in 2001 and 2002 could not have been achieved during the year ended December 31, 2001 because the performance periods would not have been completed and, as a result, no payments would have been made under the incentive plan during this year for these performance periods. If the performance goals established by the committee for 2002 had been in place for the year ended December 31, 2001, they would not have been achieved because they are based on specified earnings per share figures that take into account the earnings of Banknorth Group in 2001 and, as a result, no payments would have been made under the incentive plan for this performance period. For additional information about current awards under the incentive plan, see "Human Resources Committee-New Incentive Plan."

        Our board of directors unanimously recommends that you vote "FOR" approval of the proposed Executive Incentive Plan.

PROPOSAL TO APPROVE AN AMENDED AND RESTATED EMPLOYEE
STOCK PURCHASE PLAN
(Proposal Three)

General

        We have maintained a broad-based employee stock purchase plan since 1986. Our board of directors has adopted an amended and restated purchase plan which reflects our current name and increases the number of shares of our common stock which may be issued under the purchase plan. The purchase plan is intended as an incentive to encourage all eligible employees of Banknorth Group and participating subsidiaries to acquire stock ownership in Banknorth Group through payroll deductions so that they may share in its performance. It is intended that the purchase plan shall qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Your approval of the purchase plan will satisfy the stockholder approval requirement set forth in Section 423 of the Internal Revenue Code, as well as a stockholder approval requirement under Section 508(3) of the Maine Business Corporation Act.

Summary Description of the Purchase Plan

        The following summary of the material terms of the purchase plan is qualified in its entirety by reference to the full text of the purchase plan, a copy of which is attached to this proxy statement as
Annex B.

Administration

        The purchase plan is administered by a committee of the board of directors of Banknorth Group designated by the board of directors of Banknorth Group. The committee has the power to interpret the purchase plan and to prescribe rules, regulations and procedures in connection with the operations of the purchase plan.

Available Shares

        The aggregate number of shares of our common stock which may be issued and sold under the purchase plan is 2,852,000, which represents an increase of 1,500,000 shares over the 1,352,000 shares which are currently authorized for issuance under the purchase plan, of which 1,246,049 had been issued as of December 31, 2001. The total number of shares of our common stock which may be issued under the purchase plan is subject to proportional adjustment in the event of stock splits and similar events.

Eligibility of Employees

        The committee which administers the purchase plan has the authority to designate those employees who are eligible to participate in the plan in accordance with the provisions of Section 423 of the Internal Revenue Code, provided that no employee will be eligible to participate in the purchase plan if he or she owns or holds options to purchase or who, as a result of participation in the purchase plan, would own or hold options to purchase, stock of Banknorth Group amounting to 5% or more of the voting power or value of Banknorth Group's outstanding stock. As of December 31, 2001, the number of employees who were participants in the purchase plan was 872 and approximately 4,000 employees of Banknorth Group and its subsidiaries were eligible to participate in the purchase plan.

Offering Periods and Payroll Deductions

        Banknorth Group may offer shares of common stock to employees in phases known as "offering periods" under the purchase plan. The committee may establish up to two offering periods during which payroll deductions will be accumulated under the purchase plan during any calendar year, provided that there may be only one offering period outstanding at any point in time. Offering periods have been conducted on a semi-annual basis during recent years.

        An eligible employee may participate in the purchase plan during any offering period by filing a payroll deduction authorization with Banknorth Group's payroll office not less than ten business days prior to the offering period. A participant shall automatically participate in each successive offering period until such time as the participant withdraws from the purchase plan.

        Upon enrollment, an employee elects to make contributions to the purchase plan by payroll deductions in an aggregate amount not less than 2% nor more than 10% of that employee's total compensation. A participant may decrease, but not increase, the rate of payroll deductions during an offering period by filing with Banknorth Group a new authorization for payroll deductions, in which case the new rate shall become effective within 15 business days after Banknorth Group's receipt of the authorization. A change in the rate of payroll deductions may be made at any time during an offering period, but not more than one change may be made in any offering period. No interest will be credited on payroll deductions, unless otherwise determined by the committee. Employees may not make any separate cash payments under the terms of the purchase plan.

Purchase of Common Stock

        On the first business day of each offering period, Banknorth Group shall grant to each eligible employee who is a participant in the purchase plan an option to purchase on the last day of such period shares of Banknorth Group common stock at a per share option price determined by the committee, which shall not be less than the lesser of (i) 85% of the fair market value of a share of common stock on the first business day of the offering period or (ii) 85% of the fair market value of a share of common stock on the last business day of the offering period. Fair market value for this purpose generally will be the closing sale price per share of our common stock on the Nasdaq National Market on the day on which fair market value is to be determined.

        An employee who continues to be a participant in the purchase plan on the last business day of the offering period shall be deemed to have exercised his or her option on that date and shall be deemed to have purchased from Banknorth Group the number of whole shares of common stock reserved for the purchase plan as his or her accumulated payroll deductions on such date will pay for at the option price established by the committee. Any cash balance remaining in a participant's account shall be credited to the participant's account for a succeeding offering period, provided that the succeeding offering period commences no later than 30 days after the current offering period, unless the participant elects to have such balance refunded as soon as practicable after the last day of the offering period.

        In no event may the amount of common stock purchased by a participant pursuant to the purchase plan in a calendar year exceed $25,000, measured as of the time the option is granted.

Withdrawal and Termination of Employment

        A participant may withdraw from the purchase plan by signing and delivering to Banknorth Group's payroll office a written notice of withdrawal on a form provided by us for this purpose. A withdrawal may be elected at any time prior to the end of an offering period.

        Upon withdrawal from the purchase plan, the withdrawn participant's accumulated payroll deductions shall be returned to the participant and the participant's interest in the purchase plan shall terminate. In the event a participant voluntarily elects to withdraw from the purchase plan, the participant may not resume participation in the purchase plan during the same offering period, but may participate in any succeeding offering period under the purchase plan by filing a new authorization for payroll deductions in the required manner.

        Termination of a participant's employment with Banknorth Group or a participating subsidiary for any reason, including retirement or death or the failure of a participant to remain an eligible employee, shall terminate the participant's participation in the purchase plan immediately. In such event, the payroll deductions credited to the participant's account shall be returned to the participant or, in the case of the participant's death, to the participant's legal representative, and all rights under the purchase plan shall terminate. Repayment of a participant's interest in the purchase plan shall be made without interest, unless otherwise determined by the committee. A participant whose participation in the purchase plan has been terminated may again become eligible to participate in the purchase plan by again satisfying the enrollment requirements.

Amendment and Termination

        The board of directors of Banknorth Group may at any time amend or terminate the purchase plan, except that any termination cannot affect options previously granted under the purchase plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of Banknorth Group within 12 months of the adoption of an amendment if the amendment would authorize the sale of more shares than are authorized for issuance under the purchase plan or would change the designation of corporations whose employees may be offered options under the purchase plan.

Effective Date and Duration

        The purchase plan initially became effective in 1986. The amendments adopted by our board of directors to amend and restate the purchase plan were effective January 1, 2002, subject to approval by our stockholders. The purchase plan will continue until terminated by our board of directors or until all shares of common stock reserved for issuance thereunder have been issued, whichever shall first occur.

Federal Income Tax Consequences

        The following is a brief summary of the principal Federal income tax consequences under present law of the purchase of shares of our common stock under the purchase plan and certain dispositions of shares acquired under the purchase plan. This discussion is based upon interpretations of the Internal Revenue Code in effect as of January 1, 2002, and regulations promulgated thereunder as of this date.

        For Federal income tax purposes, participants in the purchase plan are viewed as having been granted a stock option on the first business day of an offering period and as having exercised the stock option by the automatic purchase of shares under the purchase plan on the last business day of the offering period. A participant will not recognize taxable income either at the time of grant of the option (that is, the first business day of an offering period) or on the date of exercise of the option (that is, the last business day of an offering period). As described below, a participant generally will recognize taxable income only upon disposition of common stock acquired under the purchase plan or upon death.

        With limited exceptions, if a participant disposes of shares of common stock acquired under the purchase plan by sale, gift or otherwise within two years from the first business day of the offering period in which the shares were acquired or within one year from the last business day of such offering period (that is, makes a "disqualifying disposition"), the participant will recognize ordinary income in the year of such disqualifying disposition equal to the amount by which the fair market value of the stock on the last business day of such offering period exceeded the purchase price of the shares. The amount of such ordinary income recognized on the disqualifying disposition will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disqualifying disposition of the shares after such basis adjustment will be a capital gain or loss.

        With limited exceptions, if the participant disposes of shares of common stock acquired under the purchase plan more than two years after the first business day of the offering period during which the shares were acquired and more than one year after the last business day of such offering period, the participant will recognize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price of the shares or (ii) the excess of the fair market value of the shares on the first business day of the offering period during which the shares were acquired over the purchase price of the shares. The amount of such ordinary income recognized on the disposition will be added to the participant's basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, no ordinary income will be recognized, and any loss recognized will be a capital loss.

        If the participant owns the shares of common stock acquired under the purchase plan at the time of the participant's death, regardless of the period for which the participant has held the shares, the lesser of (i) the excess of the fair market value of the shares on the date of the participant's death over the purchase price of the shares or (ii) the excess of the fair market value of the shares on the first business day of the offering period during which the shares were acquired over the purchase price of the shares will constitute ordinary income in the year of death.

        Banknorth Group or one of its subsidiaries will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disqualifying disposition. In all other cases, no deduction with respect to options granted or shares of common stock purchased under the purchase plan is allowed Banknorth Group or one of its subsidiaries.

        Our board of directors unanimously recommends that you vote "FOR" approval of the amended and restated stock purchase plan.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal Four)

        We have appointed KPMG LLP, independent certified public accountants, to perform the audit of Banknorth Group's financial statements for the year ending December 31, 2002, and we have further directed that the selection of auditors be submitted for ratification by the stockholders at the annual meeting.

        Representatives from KPMG will be present at the annual meeting and will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

        Our board of directors unanimously recommends that you vote "FOR" ratification of the appointment of KPMG as independent auditors for 2002.

STOCKHOLDER PROPOSALS

        We must receive any proposals of stockholders intended to be presented at our annual meeting of stockholders in 2003 on or before November 22, 2002 in order for the proposals to be eligible for inclusion in our proxy statement and proxy for that meeting. Any stockholder proposals received after November 22, 2002 but on or before January 23, 2003 may be considered for presentation at our annual meeting of stockholders in 2003, although not included in our proxy statement and proxy for that meeting, in accordance with the requirements set forth in our bylaws. Stockholder proposals should be sent to Banknorth Group, Inc., Two Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, Attention: Carol L. Mitchell, Esq., Executive Vice President, General Counsel, Secretary and Clerk. We urge that any stockholder proposals be sent certified mail, return-receipt requested.

ANNUAL REPORTS

        A copy of our summary annual report to stockholders and our annual report on Form 10-K for the year ended December 31, 2001 accompanies this proxy statement. These reports are not part of the proxy solicitation materials.

        Upon written request and a payment of a copying charge of ten cents per page, we will furnish to any stockholder a copy of the exhibits to the annual report on Form 10-K. Such written requests should be directed to Carol L. Mitchell, Esq., Executive Vice President, General Counsel, Secretary and Clerk, Banknorth Group, Inc., Two Portland Square, P.O. Box 9540, Portland, Maine 04112-9540.

OTHER MATTERS

        We are not aware of any business to come before the annual meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

        The cost of the solicitation of proxies will be borne by us. We have retained Morrow & Co., a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee arrangement with such firm is $6,000 plus reimbursement for out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our common stock. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation.

ANNEX A

BANKNORTH GROUP, INC.

EXECUTIVE INCENTIVE PLAN

SECTION 1. PURPOSE.

        The purpose of the Banknorth Group, Inc. Executive Incentive Plan is to promote and advance the interests of Banknorth Group, Inc. (the "Company") and its shareholders by enabling the Company to attract, retain and reward key employees of the Company and its Affiliates, and to qualify incentive compensation paid to Participants who are Covered Employees as performance-based compensation within the meaning of Section 162(m) of the Code.

SECTION 2. DEFINITIONS.

        The terms below shall have the following meanings:

        "Affiliate" means (i) any entity that is controlled by the Company, whether directly or indirectly, and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

        "Board" means the Board of Directors of the Company.

        "Cause" shall have the meaning set forth in the Company's Executive Severance Agreements.

        "Change-in-Control of the Company" shall have the meaning set forth in the Company's Executive Severance Agreements.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the committee appointed by the Board to administer the Plan as provided herein.

        "Company" means Banknorth Group, Inc., a Maine corporation, and its successors and assigns.

        "Covered Employee" means a "covered employee" within the meaning of Section 162(m) of the Code.

        "Incentive Award" means, with respect to each Participant, the amount he or she may receive for the applicable Performance Period as established by the Committee pursuant to the provisions of the Plan.

        "Participant" means any employee of the Company or an Affiliate who is designated by the Committee as eligible to receive an Incentive Award under the Plan.

        "Performance Goals" means objective criteria based on one or more of the following: net income, net income before taxes, operating earnings, cash earnings, operating cash earnings, cash flow, financial return ratios (including, but not limited to, return on average total assets, return on tangible total assets, return on average stockholders' equity, return on average tangible stockholders' equity, average stockholders' equity to average total assets, risk-adjusted return on capital, return on investment, economic value added, efficiency ratio, expense ratio, revenue growth, noninterest income to total revenue ratio and net interest margin), total stockholder return, earnings per share, operating earnings per share, cash earnings per share, other balance sheet or income statement items, stock price, market share or project completion. Performance Goals with respect to awards to Participants who are not Covered Employees also may be based on any other objective performance goals as may be established by the Committee for a Performance Period. Performance goals may be measured (i) solely on a corporate, subsidiary or business unit basis or a combination thereof and/or (ii) on actual or targeted growth factors. Performance Goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected Performance Goals. A Performance Goal may include or exclude items that measure specific objectives, such as the cumulative effect of changes in generally accepted accounting principles, losses resulting from discontinued operations, securities gains and losses, restructuring, merger-related and other nonrecurring costs, amortization of goodwill and other intangible assets, extraordinary gains or losses and any unusual, nonrecurring gain or loss that is separately quantified in the Company's financial statements. Any Performance Goal expressed on a per-share basis shall, in case of a recapitalization, stock dividend, stock split or reverse stock split affecting the number of outstanding shares, be mathematically adjusted by the Committee so that the change in outstanding shares does not cause a substantive change in the relevant goal. The Committee may adjust Performance Goals for any other objective events or occurrences which occur during a Performance Period, including, but not limited to, acquisitions by the Company and changes in applicable tax laws or accounting principles, provided that the Committee shall not have the discretion to increase the amount of compensation that would otherwise be due upon attainment of the Performance Goals to any Participant who is a Covered Employee except to the extent permitted under Section 162(m) of the Code and regulations thereunder.

        "Performance Period" means, with respect to any Incentive Award, the period specified by the Committee, including, but not limited to, the calendar year or any part thereof and periods of more than one consecutive calendar year.

        "Performance Targets" mean the specific measures which must be satisfied in connection with any Performance Goal prior to funding of any incentive pool.

        "Plan" means the Banknorth Group, Inc. Executive Incentive Plan.

SECTION 3. ADMINISTRATION.

        The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have exclusive authority to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable in connection with the administration of the Plan, including, but not limited to, determinations relating to eligibility, whether to make Incentive Awards, the terms of any such payments, the time or times at which Performance Goals are established, the Performance Periods to which Incentive Awards relate, and the actual dollar amount of any Incentive Award. The determinations of the Committee pursuant to this authority shall be conclusive and binding.

        The Committee may, in its discretion, authorize the Chief Executive Officer of the Company to act on its behalf, except with respect to matters relating to such Chief Executive Officer or which are required to be certified by a majority of the Committee under the Plan, or which are required to be handled exclusively by the Committee under Section 162(m) of the Code or the regulations promulgated thereunder.

SECTION 4. ESTABLISHMENT OF PERFORMANCE GOALS AND INCENTIVE AWARDS.

        A.    Establishment of Performance Goals. Prior to the earliest time required by Section 162(m) of the Code or the regulations thereunder, the Committee shall, in its sole discretion, for each Performance Period, determine and establish in writing the following:

  1.
  The Performance Goals applicable to the Performance Period; and

  2.
  The Performance Targets pursuant to which the amount which may be available for payment to Participants as Incentive Awards based upon the relative level of attainment of the Performance Goals may be calculated.

        B.    Certification and Payment. After the end of each Performance Period, the Committee shall:

  1.
  Certify in writing, prior to the unconditional payment of any Incentive Award, the level of attainment of the Performance Goals for the Performance Period; and

  2.
  Determine the amount, if any, to be paid to each Participant as that Participant's Incentive Award, and authorize payment of such amount, provided that in the case of a Participant who is a Covered Employee, the Committee shall not be authorized to increase the amount of the Incentive Award for any Performance Period determined with respect to any such individual by reference to the applicable Performance Targets except to the extent permitted under Section 162(m) of the Code and regulations thereunder.

        C.    Conditional Payments. The Committee may authorize a conditional payment of a Participant's Incentive Award prior to the end of a Performance Period based upon the Committee's good faith determination of the projected size of (i) the total amount which will become available for payment as Incentive Awards for the Performance Period and (ii) the amount determined with respect to any such Participant by reference to the Performance Targets, provided that in the case of a Participant who is a Covered Employee, the Committee shall not be authorized to authorize such a conditional payment except to the extent permitted under Section 162(m) of the Code and regulations thereunder.

        D.    Other Applicable Rules.

  1.
  Unless otherwise determined by the Committee with respect to any Covered Employee or by the Committee or the Company's Chief Executive Officer with respect to any other Participant (unless otherwise required by applicable law), and except as expressly provided in Section 5 hereof, no payment pursuant to this Plan shall be made to a Participant unless the Participant is employed by the Company or an Affiliate as of the date of payment; provided, however, in the event of the Participant's (i) retirement in accordance with the policies of the Company or an Affiliate which employs the Participant, (ii) death or (iii) disability (within the meaning of such term as set forth in the Long-Term Disability Plan of the Company or its successor, the provisions of which are incorporated herein by reference, or as the Committee shall determine based on information provided to it), the Company shall pay the Participant an Incentive Award for the applicable Performance Period, which Incentive Award shall be prorated based on the number of months the Participant was employed by the Corporation or an Affiliate during the applicable Performance Period in which the Participant's retirement, death or disability occurred. In the case of the Participant's retirement, death or disability, such payment shall be made as soon as practicable after the completion of the Performance Period during which the Participant retired in the normal course of payments made to all other Participants.

  2.
  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation will revoke all prior designations by the same Participant, will be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death will be paid to the Participant's estate.

  3.
  Incentive Awards shall be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with the Company's payroll practices as from time-to-time in effect.

  4.
  The maximum amount which may become payable to any Covered Employee in any calendar year as an Incentive Award with respect to all Performance Periods completed during such calendar year shall be $10,000,000.

  5.
  Incentive Awards calculated by reference to any Performance Periods shall be payable in cash. In each case, Incentive Awards shall be paid as soon as practicable after the completion of the Performance Period.

  6.
  A Participant shall have the right to defer any or all of any Incentive Award as permitted under the provisions of any deferred compensation plan maintained by the Company. The Committee, in its sole discretion, may impose limitations on the percentage or dollar amount of any Participant election to defer any Incentive Award and may impose rules prohibiting the deferral of less than 100% of any Incentive Award. Notwithstanding anything in this Section 4(D)(6) to the contrary, in the event a Participant defers receipt of all or any portion of an Incentive Award under the provisions of any deferred compensation plan maintained by the Company, the provisions of the Plan (including this Section 4(D)(6) regarding the timing and form of payment of Incentive Awards) shall cease to apply to such deferred amounts and the provisions of the applicable deferred compensation plan shall govern the timing and form of payment of such deferred amounts.

  7.
  Until paid to a Participant, Incentive Awards shall not be subject to the claims of creditors and may not be assigned, alienated, transferred or encumbered in any way other than by will or pursuant to laws of intestacy.

SECTION 5. CHANGE-IN-CONTROL OF THE COMPANY.

        Notwithstanding any other provision of the Plan, in the event of a Change-in-Control of the Company or the employment of a Participant by the Company is terminated without Cause by the Company in anticipation of a Change-in-Control of the Company, then the Participant shall receive a pro rata Incentive Award (i) with respect to any Performance Period then in effect which had an original term of a year or less, based on the amount required to be paid pursuant to any Executive Severence Agreement between the Participant and the Company and (ii) with respect to any Performance Period then in effect which had an original term of greater than a year, based on the greater of (x) the actual attainment by the Company of the Performance Goals and (y) the assumed attainment by the Company of 75% of the Performance Goals for the Performance Periods (in each case in clauses (i) and (ii) annualized to the extent appropriate). Any such pro rata Incentive Award shall be calculated based on the number of weeks, including partial weeks, in a Performance Period elapsed through the date of the Change-in-Control of the Company. Payments of the amount(s) to which a Participant is entitled hereunder shall be made by the Company or the acquiror of the Company, as applicable, within thirty (30) days after the date of the Change-in-Control of the Company.

SECTION 6. AMENDMENT OR TERMINATION.

        A.    Except as provided in Section 6(B) hereof, the Board may amend, modify or terminate the Plan in any respect at any time without the consent of any Participant, provided that any such amendment or modification shall be subject to the approval of the stockholders of the Company to the extent necessary to retain the benefits of Section 162(m) and regulations thereunder for performance-based compensation. Any such action may be taken without the approval of the Company's shareholders unless shareholder approval is required by applicable law. Termination of the Plan shall not affect any Incentive Awards earned prior to, but payable on or after, the date of termination, and any such payments shall continue to be subject to the terms of the Plan notwithstanding its termination.

        B.    Notwithstanding any provision hereof to the contrary, the provisions of Sections 5 and 6(B) hereof may not be amended or terminated for a period of twenty-four (24) months following a Change-in-Control of the Company, or in connection with or in anticipation of a Change-in-Control of the Company, if any such amendment or termination would adversely affect any outstanding Incentive Award of a Participant under the Plan.

SECTION 7. EFFECTIVE DATE OF THE PLAN.

        The Banknorth Group, Inc. Executive Incentive Plan shall be effective as of May 22, 2001, subject to approval of the shareholders of the Company, and thereafter shall remain in effect until terminated in accordance with Section 6 hereof.

SECTION 8. GENERAL PROVISIONS.

        A.    The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Company or any Affiliate, except as expressly provided in the Plan. Without limiting the foregoing, no Participant shall have the right to be selected to receive an Incentive Award under the Plan, or, having been so selected, to be selected to receive another Incentive Award under the Plan in the future.

        B.    The Plan does not constitute an inducement or consideration for the employment of any Participant, nor is it a contract between the Company, or any Affiliate, and any Participant. Participation in the Plan shall not give a Participant any right to be retained in the employ of the Company or any Affiliate.

        C.    Nothing contained in the Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

        D.    The Plan shall be governed, construed and administered in accordance with the laws of the State of Maine, except to the extent such laws may be superseded by federal law.

        E.    The Plan is intended to comply in all aspects with applicable laws and regulations, including, with respect to those Participants who are Covered Employees, Section 162(m) of the Code. In case any one or more of the provisions of the Plan shall be held invalid, illegal or unenforceable in any respect under applicable laws or regulations, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit the Plan to be construed in compliance with all applicable laws and regulations, including, without limitation, Section 162(m) of the Code and the regulations thereunder, so as to carry out the intent of the Plan.

        F.    The Plan and any outstanding Incentive Awards thereunder shall be binding upon the successors and assigns of the Company and each Participant's heirs, executors, administrators, personal representatives and successors in interest.

Compensation Committee Approved: May 22, 2001
Board Ratified: July 24, 2001
Shareholders Approved:

        ANNEX B

BANKNORTH GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I—ESTABLISHMENT OF PLAN

        The Board of Directors (the "Board") of Banknorth Group, Inc. (the "Company") has adopted this Employee Stock Purchase Plan (the "Plan") on the terms and conditions hereinafter set forth. The Company intends that this Plan shall qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") (including any future amendments or replacements of such section), and this Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.

ARTICLE II—PURPOSE

        The Plan is established to provide eligible employees of the Company and any current or future parent and/or subsidiary corporation(s) of the Company designated by the Committee (as defined below) as eligible to participate in the Plan (which entities are collectively referred to herein, together with the Company, as the "Company") with an opportunity through payroll deductions to acquire a proprietary interest in the Company by the purchase of common stock, par value $0.01 per share, of the Company ("Common Stock"). For purposes of this Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Code. Because a participant in the Plan (a "Participant") may withdraw the Participant's accumulated payroll deductions and terminate participation in the Plan at any time during an Offering Period, as defined below, the Participant is, in effect, given an option which may or may not be exercised during any Offering Period.

ARTICLE III—SHARES SUBJECT TO THE PLAN

        Subject to adjustment pursuant to Article XV, the maximum number of shares of Common Stock which may be issued under this Plan shall be equal to 2,852,000 (the "Shares"), which may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company from stockholders of the Company in public or private transactions. In the event that any option granted under the Plan (an "Option") for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be the subject of an Option.

ARTICLE IV—ADMINISTRATION

        The Plan shall be administered by a duly appointed committee of the Board having such powers as shall be specified by the Board (the "Committee"). The Committee shall have the authority and responsibility for the day-to-day administration of the Plan, in addition to the authority and responsibility specifically provided in this Plan. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable. Decisions of the Board and the Committee shall be final and binding upon all Participants. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective, as if it had been made at a meeting of the Committee duly held. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

ARTICLE V—ELIGIBILITY

        The Committee shall have full and exclusive power to designate those employees who are eligible to participate in the Plan in accordance with the provisions of Section 423 of the Code and in making such determination may exclude (i) employees who have been employed less than two years, (ii) employees whose customary employment is 20 hours or less per week, (iii) employees whose customary employment is for not more than five months in any calendar year and (iv) highly-compensated employees within the meaning of Section 414(q) of the Code. Notwithstanding the foregoing, employees who own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase, stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company within the meaning of Section 423(b)(3) of the Code shall not be eligible to participate in the Plan.

ARTICLE VI—OFFERING DATES

        (a)    Individual Offering Periods. The Committee may establish up to two Offering Periods during which payroll deductions will be accumulated under the Plan during any calendar year, provided, however, that there may be only one Offering Period outstanding at any one time. The Committee shall announce an Offering Period by taking actions reasonably expected to notify all eligible employees of the Offering Period. Each Offering Period shall include only regular paydays falling within it.

        (b)    Governmental Approval; Stockholder Approval. Notwithstanding any other provision to the contrary, any Option granted pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Options and/or Shares, and (ii) in the case of Options relating to an Offering Period after an amendment to the Plan, obtaining any necessary approval of the stockholders of the Company required by Article XIX.

ARTICLE VII—PARTICIPATION IN THE PLAN

        (a)    Initial Participation. An eligible employee shall become a Participant in an Offering Period after satisfying the eligibility requirements by delivering to the Company's payroll office a subscription agreement authorizing payroll deductions not less than ten (10) business days prior to such Offering Period. An eligible employee who does not deliver a subscription agreement to the Company's payroll office ten (10) business days prior to an Offering Period after becoming eligible to participate in the Plan shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such employee subsequently enrolls in the Plan by filing the subscription agreement with the Company at least ten (10) business days prior to a subsequent Offering Period.

        (b)    Continued Participation. A Participant shall automatically participate in each successive Offering Period until such time as such Participant withdraws from the Plan pursuant to Article XII. A Participant is not required to file any additional subscription agreements for subsequent Offering Periods in order to continue participation in the Plan. A Participant may not concurrently participate in more than one Offering Period.

ARTICLE VIII—PURCHASE PRICE

        (a)    Purchase Price. The purchase price at which Shares shall be sold in any Offering Period under the Plan shall be set by the Committee; provided, however, that the purchase price shall not be less than eighty-five percent (85%) of the lesser of (a) the fair market value of the Shares on the first business day in the Offering Period, or (b) the fair market value of the Shares on the last business day of such Offering Period. Unless otherwise provided by the Committee prior to the commencement of an Offering Period, the purchase price for the Offering Period shall be eighty-five percent (85%) of the lesser of (a) the fair market value of the Shares, as determined by the Board, on the first business day in the Offering Period or (b) the fair market value of the Shares, as determined by the Board, on the last business day of such Offering Period.

        (b)    Fair Market Value. The fair market value of a Share shall be the closing sale price on the date in question of a share of Common Stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock on the date in question on the National Association of Securities Dealers Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a Share shall be as determined by the Committee in good faith.

ARTICLE IX—PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

        (a)    Accumulation of Payroll Deductions. The purchase price of the Shares shall be accumulated by payroll deductions over the Offering Period. Deductions made from the Participant's pay on each payday during the Offering Period shall not be less than two percent (2%) nor more than ten percent (10%) of the Participant's total compensation for that pay period. Total compensation means total taxable compensation paid to an employee and reflected on such employee's Internal Revenue Service Form W-2, as prepared by the Company, including salary, commissions, bonuses, overtime pay, shift differentials, vacation pay and holiday pay, and shall also include any contributions made by the Company on behalf of an employee pursuant to a salary deferral agreement pursuant to Code Section 401(k) and/or Code Section 125. Payroll deductions shall commence on the first payday during the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

        (b)    Change in Payroll Deduction Rate. A Participant may decrease (but not increase) the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, in which case the new rate shall become effective within fifteen (15) business days after the Company's receipt of the authorization. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made in any Offering Period. A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions not less than ten (10) business days prior to such subsequent Offering Period.

        (c)    Participant Accounts. Individual accounts shall be maintained for each Participant in the Plan. All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan and shall be deposited with the general funds of the Company. Unless otherwise determined by the Committee, interest shall not be paid on, or added to, such amounts. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

ARTICLE X—PURCHASE OF SHARES

        (a)    Purchase. On the last business day of an Offering Period, a Participant shall automatically purchase, subject to the limitations in Article X(b) below, that number of whole Shares that can be acquired based on funds credited to the Participant's account pursuant to Article IX(c) at the purchase price established for the Offering Period pursuant to Article VIII. Any cash balance remaining in a Participant's account shall be credited to the Participant's account for a succeeding Offering Period, provided that such succeeding period commences no later than thirty (30) days after the current Offering Period, unless the Participant elects to have such balance refunded as soon as practicable after the last day of the Offering Period. No shares shall be purchased on behalf of a Participant whose participation in the Plan has terminated prior to the last day of the Offering Period.

        (b)    Fair Market Value Limitation. No Participant shall be granted an Option which permits his or her rights to purchase shares of Common Stock under this Plan and any similar plans of the Company to accrue at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time, as determined in accordance with Section 423(b)(8) of the Code.

        (c)    Rights as a Stockholder and Employee. A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date stock certificate(s) for the Shares being purchased pursuant to the exercise of the Participant's Option are issued by or on behalf of such Participant. Unless otherwise determined by the Board, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued by or on behalf of the Participant. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant's employment at any time.

ARTICLE XI—LEGENDS

        Each certificate representing any Shares issued hereunder shall have endorsed thereon such legends as may be designated by the Company.

ARTICLE XII—WITHDRAWAL

        (a)    Notice of Withdrawal. A Participant may withdraw from the Plan by signing and delivering to the Company's payroll office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period.

        (b)    Return of Payroll Deductions; Subsequent Participant. Upon withdrawal from the Plan, the withdrawn Participant's accumulated payroll deductions shall be returned to the Participant and the Participant's interest in the Plan shall terminate. In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may not resume participation in the Plan during the same Offering Period, but may participate in any succeeding Offering Period under the Plan by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan.

ARTICLE XIII—TERMINATION OF EMPLOYMENT

        Termination of a Participant's employment with the Company for any reason, including retirement or death or the failure of a Participant to remain an eligible employee, shall terminate the Participant's participation in the Plan immediately. In such event, the payroll deductions credited to the Participant's account shall be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all rights under the Plan shall terminate. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Article V.

ARTICLE XIV—REPAYMENT OF PAYROLL DEDUCTIONS WITH INTEREST

        In the event a Participant's interest in the Plan is terminated, the Company shall promptly deliver to the Participant the payroll deductions credited to the Participant's account. Unless otherwise determined by the Committee, such payment shall be without interest.

ARTICLE XV—CAPITAL CHANGES

        In the event of changes in the Common Stock of the Company due to stock dividends or other changes in capitalization, or in the event of any merger, sale or any other reorganization, appropriate adjustments shall be made by the Company in the Shares subject to purchase and in the purchase price per share.

ARTICLE XVI—NONASSIGNABILITY

        Only the Participant may elect to exercise the Participant's Option by continuing participation in the Plan, and no rights or accumulated payroll deductions of any Participant under the Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election by the Participant to withdraw from the Plan.

ARTICLE XVII—REPORTS

        Each Participant shall receive promptly after the last day of each Offering Period a report of the Participant's account setting forth the total payroll deductions accumulated, the number of Shares purchased and the remaining cash balance, if any, to be refunded or applied to a succeeding Offering Period pursuant to Article X(a).

ARTICLE XVIII—EFFECTIVE DATE AND PLAN TERM

        This Plan initially became effective in 1986. The amendments adopted by the Board of Directors to amend and restate this Plan shall be effective January 1, 2002, subject to the approval of the stockholders of the Company. This Plan will continue until terminated by the Board or until all of the Shares reserved for issuance under the Plan have been issued, whichever shall first occur.

ARTICLE XIX—AMENDMENT OR TERMINATION OF THE PLAN

        The Board may at any time amend or terminate the Plan, except that such termination cannot affect Options previously granted under the Plan, nor may any amendment make any change in an Option previously granted which would adversely affect the right of any Participant, nor may any amendment be made without approval of the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the designation of corporations whose employees may be offered Options under the Plan. Notwithstanding any other provision of the Plan to the contrary, in the event of an amendment to the Plan which affects the rights or privileges of Options to be offered under the Plan, each Participant with an outstanding Option shall have the right to exercise such outstanding Option on the effective date of the amendment and to participate in the Plan for the remaining term of such outstanding Option pursuant to the terms and conditions of the Plan as amended. If in accordance with the preceding sentence a Participant elects to exercise such outstanding Option and to commence participation in the Plan as amended on the effective date of such amendment, the Participant shall be deemed to have received a new Option on such effective date.

ARTICLE XX—COMPLIANCE WITH SECTION 423 OF THE CODE

        All Options and all transactions that occur under this Plan are intended to comply with all applicable requirements of Section 423 of the Code. To the extent any provision of the Plan or any Option fails to so comply, such provision shall be deemed invalid and shall be omitted from the Option to the extent permitted by law and deemed advisable by counsel, and remaining terms of the Plan and the Option shall not be affected thereby. If Section 423 of the Code is subsequently amended in any way that would alter the benefits generally available under a Section 423 plan, then the Committee may amend this Plan to conform to such amendment to the Code.

ARTICLE XXI—TAX WITHHOLDING

        Any amounts to be paid or shares to be delivered to any Participant under this Plan shall be reduced by any sums required by law to be withheld by the Company for payment of taxes, unless the Committee specifies another method of satisfying such taxes.

ARTICLE XXII—GOVERNING LAW

        To the extent not governed by federal law, this Plan shall be construed under the laws of the State of Maine.

BANKNORTH GROUP, INC.
REVOCABLE PROXY
Annual Meeting of Stockholders
April 23, 2002

This Proxy is solicited on behalf of the Board of Directors.

        The undersigned, as a holder of Common Stock of Banknorth Group, Inc. (the "Company"), hereby appoints each of O. William Robertson and Roger Percival as Proxies, with the full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 23, 2002, at 10:30 a.m., Eastern Time, or any adjournment thereof.

        This Proxy may be revoked at any time before it is exercised.

        Shares of Common Stock of the Company will be voted as specified. Unless otherwise specified, this Proxy will be voted FOR the election of the Board of Directors' nominees to the Board of Directors and FOR the other proposals set forth on the reverse side. If any other matter is properly presented at the Annual Meeting of Stockholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK

                                I plan to attend the
                                meeting

                                    ☐

1.	Election of Directors:
	Nominees for Three-Year Term Expiring in 2005:	Nominee for Two-Year Term Expiring in 2004:	Nominee for One-Year Term Expiring in 2003:
	P. Kevin Condron Colleen Khoury Irving C. Rogers, III William J. Ryan Curtis M. Scribner	Luther F. Hackett	Allen M. Glick
	FOR all listed nominees (except as marked to the contrary herein)		WITHHOLD AUTHORITY to vote for all listed nominees
	☐		☐
INSTRUCTIONS:	To withhold authority to vote for any individual nominee, write that nominees's name in the line provided below.

2.	To approve the Company's Executive Incentive Plan.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
3.	To approve the Companys Amended and Restated Employee Stock Purchase Plan.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
4.
To ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2002.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
5.	In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

        The Board of Directors of the Company recommends a vote "FOR" each of the nominees for Director and "FOR" the other proposals. Such votes are hereby solicited by the Board of Directors.

Dated:	, 2002
Signature
Signature
(print name)

Important: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.
Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

        March 22, 2002

To: Participants in the 401(k) Plan of Banknorth Group, Inc.

        As described in the enclosed materials, your proxy as a stockholder of Banknorth Group, Inc. (the "Company") is being solicited in connection with the proposals to be considered at the Company's Annual Meeting of Stockholders. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of Common Stock of the Company allocated to your account(s) under the Company's 401(k) Plan will be voted.

        Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account(s) under the 401(k) Plan, and a stamped, pre-addressed return envelope. After you have reviewed the Proxy Statement, I urge you to vote your shares in the 401(k) Plan by marking, dating, signing and returning the enclosed voting instruction ballot in the envelope provided to American Stock Transfer & Trust Company, the Company's transfer agent. Your voting instructions will remain completely confidential. Only the Company's transfer agent will have access to your ballot in order to certify the totals for the 401(k) Plan to Banknorth, NA, which acts as Trustee for the plan, for the purpose of having those shares voted. No person associated with the Company or Banknorth, NA will see the individual voting instructions.

        I urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions are not received, the shares allocated to your account(s) in the 401(k) Plan will be voted by the Trustee in its discretion in accordance with the exercise of its fiduciary duties. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

                            Sincerely yours,

                            William J. Ryan
                            Chairman, President and
                                Chief Executive Officer

BANKNORTH GROUP, INC.
Annual Meeting of Stockholders
April 23, 2002

This Ballot is solicited on behalf of the Board of Directors.

        The undersigned, as a holder of Common Stock of Banknorth Group, Inc. (the "Company") pursuant to the Company's 401(k) Plan, hereby instructs Banknorth, NA, as Trustee for the 401(k) Plan, to vote as designated on the reverse of this card all of the shares of Common Stock of the Company which the undersigned holds pursuant to the 401(k) Plan at the Annual Meeting of Stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 23, 2002, at 10:30 a.m., Eastern Time, or any adjournment thereof.

        Shares of Common Stock of the Company will be voted as specified. If you return this ballot properly signed but do not otherwise specify, shares will be voted "FOR" the election of the Board of Directors' nominees to the Board of Directors and "FOR" the other proposals set forth on the reverse side. If you do not return this ballot, shares held by you pursuant to the 401(k) Plan will be voted by the Trustee in its discretion in accordance with the exercise of its fiduciary duties.

IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

I plan to attend the meeting / /
1.	Election of Directors:
	Nominees for Three-Year Term Expiring in 2005:	Nominee for Two-Year Term Expiring in 2004:	Nominee for One-Year Term Expiring in 2003:
	P. Kevin Condron Colleen Khoury Irving C. Rogers, III William J. Ryan Curtis M. Scribner	Luther F. Hackett	Allen M. Glick
	FOR all listed nominees (except as marked to the contrary herein) / /		WITHHOLD AUTHORITY to vote for all listed nominees / /
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominees's name in the line provided below.

2.	To approve the Company's Executive Incentive Plan.
	FOR / /	AGAINST / /	ABSTAIN / /
3.	To approve the Companys Amended and Restated Employee Stock Purchase Plan.
	FOR / /	AGAINST / /	ABSTAIN / /
4.	To ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2002.
	FOR / /	AGAINST / /	ABSTAIN / /
5.	In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

        The Board of Directors of the Company recommends a vote "FOR" each of the nominees for Director and "FOR" the other proposals. Such votes are hereby solicited by the Board of Directors.

            Dated:                                         , 2002

            Signature

            Signature
                                                  (print name)

            Important: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

            Note: If you receive more than one card, please date and sign each card and return all cards in the enclosed envelope.

QuickLinks

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
Banknorth Group, Inc. (Name of Registrant as Specified In Its Charter) Banknorth Group, Inc. (Name of Person(s) Filing Proxy Statement)
BANKNORTH GROUP, INC. P.O. Box 9540 Two Portland Square Portland, Maine 04112-9540 (207)761-8500
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on April 23, 2002
TABLE OF CONTENTS
BANKNORTH GROUP, INC. PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS
VOTING
ELECTION OF DIRECTORS (Proposal One)
Nominees for Director for a Three-Year Term Expiring in 2005
Nominee for Director for a Two-Year Term Expiring in 2004
Nominees for Director for a One-Year Term Expiring in 2003
Our Board of Directors unanimously recommends that you vote "FOR" approval of the nominees for director.
Members of the Board Continuing in Office Directors With Terms Expiring in 2004
Directors with Terms Expiring in 2003
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS AND TRANSACTIONS WITH MANAGEMENT
PROPOSAL TO APPROVE THE EXECUTIVE INCENTIVE PLAN (Proposal Two)
PROPOSAL TO APPROVE AN AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN (Proposal Three)
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS (Proposal Four)
STOCKHOLDER PROPOSALS
ANNUAL REPORTS
OTHER MATTERS
BANKNORTH GROUP, INC. EXECUTIVE INCENTIVE PLAN
BANKNORTH GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
BANKNORTH GROUP, INC. Annual Meeting of Stockholders April 23, 2002
This Ballot is solicited on behalf of the Board of Directors.
IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.
PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK